UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12
PIKE ELECTRIC CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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October 25, 2007
Dear Stockholder:
          I am pleased to invite you to our annual stockholders meeting to be held at 9:30 a.m. on December 5, 2007, at the Bermuda Run Country Club, in Bermuda Run, North Carolina.
          At this year’s meeting, you will be asked to vote for the election of directors, adopt a new omnibus equity compensation plan, ratify the selection of our independent registered public accounting firm and consider any other business that may properly come before the meeting. It is important that all Pike Electric stockholders, regardless of the number of shares owned, participate in the affairs of the Company. At our last annual meeting, in December 2006, over 96% of Pike Electric’s shares of common stock were represented in person or by proxy.
          Pursuant to new rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, on or about October 25, 2007, a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners at the close of business on October 9, 2007. On the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice of Internet Availability of Proxy Materials. These proxy materials will be available free of charge.
          Your vote is extremely important. We appreciate your taking the time to vote promptly. After reading the Proxy Statement, please vote, at your earliest convenience by telephone or Internet, or request a proxy card to complete, sign and return by mail. If you decide to attend the Annual Meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE (I) BY TELEPHONE, (II) BY INTERNET, (III) REQUEST A PAPER PROXY CARD, TO COMPLETE, SIGN AND RETURN BY MAIL, OR (IV) ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.
          Thank you for your continued support of Pike Electric and we hope you will attend the meeting.

Sincerely, J. Eric Pike Chairman, Chief Executive Officer and President

PIKE ELECTRIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 5, 2007

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Pike Electric Corporation, a Delaware corporation, will be held on Wednesday, December 5, 2007 at 9:30 a.m., local time, at the Bermuda Run Country Club, 324 Bermuda Run Drive, Bermuda Run, North Carolina 27006, for the purpose of considering and acting upon the following:
1.	The election of seven members to our Board of Directors.

2.	A proposal to approve the Pike Electric Corporation 2008 Omnibus Incentive Compensation Plan.

3.	A proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2008.

4.	Any and all other matters that may properly come before the meeting or any adjournment thereof.
     The Board of Directors recommends a vote “FOR” each of the proposals.
     We describe the above items in more detail in our proxy statement accompanying this notice. Only stockholders who owned our common stock at the close of business on October 9, 2007 may attend and vote at the meeting or any adjournment thereof. You may view a list of the stockholders entitled to vote at the meeting during the ten days before the meeting at our principal executive offices located at 100 Pike Way, Mount Airy, North Carolina 27030.
     To assure your representation at the 2007 Annual Meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. Any stockholder of record attending the Annual Meeting may vote in person, even if he or she has voted over the Internet, by telephone or returned a completed proxy card.

By Order of the Board of Directors, James R. Fox Corporate Secretary

Mount Airy, North Carolina
October 25, 2007
YOUR VOTE IS EXTREMELY IMPORTANT. YOU ARE URGED TO VOTE BY TELEPHONE OR INTERNET AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, YOU MAY REQUEST A PAPER PROXY CARD, WHICH YOU MAY COMPLETE, SIGN AND RETURN BY MAIL.

PIKE ELECTRIC CORPORATION

PROXY STATEMENT FOR
2007 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION
Introduction
     Our Board of Directors is soliciting proxies for use at the 2007 Annual Meeting of Stockholders to be held Wednesday, December 5, 2007 at 9:30 a.m., local time, at the Bermuda Run Country Club, 324 Bermuda Run Drive, Bermuda Run, North Carolina 27006, and at any adjournment thereof. Our principal executive offices are located at 100 Pike Way, Mount Airy, North Carolina 27030.
     In accordance with rules and regulations recently adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are now furnishing proxy materials to our stockholders on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials other than as described below. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy by telephone or over the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.
     It is anticipated that the Notice of Internet Availability of Proxy Materials is first being sent to stockholders on or about October 25, 2007. The proxy statement and the form of proxy relating to the 2007 Annual Meeting are first being made available to stockholders on or about October 25, 2007.
Record Date and Shares Outstanding
     Holders of record of our common stock at the close of business on October 9, 2007, the record date, are entitled to notice of and to vote at the meeting. On the record date, 33,105,296 shares of our common stock were issued and outstanding.
Methods of Voting
     Each share of our common stock outstanding on the record date is entitled to one vote, except for the 272,480 outstanding shares of restricted common stock. We are offering stockholders four methods of voting:
•	You may vote by telephone;

•	You may vote over the Internet;

•	You may vote in person at the 2007 Annual Meeting; and

•	You may request a proxy card from us, and indicate your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the enclosed prepaid envelope.

     Each stockholder is entitled to one vote for each share of common stock on all matters presented at the 2007 Annual Meeting.
Revocability of Proxies
     Any person giving a proxy pursuant to this solicitation may revoke it at any time before it is voted at the 2007 Annual Meeting by (1) delivering a written notice of revocation to the Company’s Secretary at our principal executive offices, (2) submitting a later-dated proxy relating to the same shares or (3) attending the 2007 Annual Meeting, requesting that it be revoked and voting in person. If a choice is specified in the proxy, shares represented thereby will be voted in accordance with such choice. If no choice is specified, the proxy will be voted “FOR” the proposals described herein and the seven nominees. Attending the 2007 Annual Meeting will not revoke your proxy unless you specifically request that it be revoked.
Solicitation of Proxies
     We will bear the cost of soliciting proxies. Copies of solicitation material will be made available upon request to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. We may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by directors, officers, employees, or agents of Pike Electric. No additional compensation will be paid to these individuals for any such services. The Company may retain a proxy solicitor to assist in the solicitation of proxies, for which the Company will pay an estimated fee of $1,000 plus reimbursement of expenses.
Annual Report
     The Notice of Annual Meeting, this Proxy Statement and our Annual Report for the fiscal year ended June 30, 2007 have been made available to all stockholders entitled to notice and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. The Annual Report is posted at the following website addresses: www.pike.com and www.investoreconnect.com.
Quorum; Required Vote; Abstentions and Broker Non-Votes
     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the meeting is necessary to constitute a quorum at the 2007 Annual Meeting. Abstentions and broker non-votes will be treated as being present for the purpose of determining the presence of a quorum at the 2007 Annual Meeting. A “broker non-vote” occurs when a bank, broker or other nominee holder has not received voting instructions with respect to a particular matter and the nominee holder does not have discretionary authority to vote on that matter.
     In the election of directors, the seven director nominees receiving the most affirmative votes out of the shares of common stock present (either in person or by proxy) and entitled to vote at the meeting will be elected as directors. Abstentions and broker non-votes will have no effect on the election of directors.
     Each other proposal in this proxy statement will be approved if it receives a majority of the votes present, either in person or by proxy, and entitled to vote at the 2007 Annual Meeting. If you submit your proxy or attend the meeting but choose to abstain from voting on any proposal, you will be considered present at the meeting and not voting in favor of the proposal. As a result, an abstention will have the same effect as if you had voted against the proposal. In contrast, a “broker non-vote” is deemed not entitled to vote at the meeting with regard to that proposal so that it does not have any effect.

Deadlines for Receipt of Stockholder Proposals
     Stockholder proposals intended to be included in our proxy statement and voted on at the 2008 Annual Meeting of Stockholders must be received at our offices at 100 Pike Way, Mount Airy, North Carolina 27030, Attention: Corporate Secretary, on or before June 29, 2008. Applicable rules and regulations of the Securities and Exchange Commission (“SEC”) govern the submission of stockholder proposals and our consideration of them for inclusion in next year’s proxy statement and form of proxy.
     Pursuant to our bylaws, in order for any business not included in the proxy statement for the 2008 Annual Meeting of Stockholders to be brought before the meeting by a stockholder of record, such stockholder must give notice of that business to our Corporate Secretary no earlier than August 7, 2008 nor any later than September 6, 2008. If the date of the meeting is advanced by more than 30 days or delayed by more than 60 days from December 5, 2008, the notice must be received no earlier than the 120th day prior to the date of the 2008 Annual Meeting of Stockholders and no later than either the 90th day prior to the date of the 2008 Annual Meeting of Stockholders or the 10th day after public disclosure of the actual date of our 2008 Annual Meeting of Stockholders, whichever is later. The notice must contain the information required by our bylaws.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table provides information about the beneficial ownership of our common stock as of October 9, 2007. We have listed each person known to us that beneficially owns more than 5% of our outstanding common stock, each of our directors, each of our Named Executive Officers identified in the Summary Compensation Table below, and all directors and executive officers as a group.
     Beneficial ownership is determined in accordance with the rules of the SEC. The percentage ownership is based on 32,832,816 shares of common stock outstanding as of October 9, 2007, which excludes the 272,480 outstanding shares of restricted common stock that the holders thereof are not entitled to vote until the restrictions lapse. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of October 9, 2007 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and as provided pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. Unless otherwise indicated, the address for each of the individuals listed below is c/o Pike Electric Corporation, 100 Pike Way, Mount Airy, North Carolina 27030.

	Number of Shares and Nature of		Ownership
Name of Beneficial Owner	Beneficial Ownership		Percentage
Lindsay Goldberg & Bessemer	13,111,093	(1)	39.9%
Tontine Capital	1,907,650	(2)	5.8%
J. Eric Pike	2,672,847	(3)	7.9%
Charles E. Bayless	6,698	(4)	*
Adam P. Godfrey	—	(5)	*
James R. Helvey III	5,220	(6)	*
Robert D. Lindsay	13,111,093	(7)	39.9%
Daniel J. Sullivan	—	(8)	*
Louis F. Terhar	2,698	(9)	*
Anthony K. Slater	15,334	(10)	*
Audie G. Simmons	392,228	(11)	1.2%
James R. Fox	7,000	(12)	*
Directors and executive officers as a group (10 persons)	16,207,118		49.4%

*	Less than one percent.

(1)	The information shown is based on a Schedule 13G filed with the SEC on February 14, 2006 by LGB Pike II LLC, Lindsay Goldberg & Bessemer L.P., Lindsay Goldberg & Bessemer G.P. LP and Lindsay Goldberg & Bessemer GP LLC (collectively, the “LGB Entities”). The Schedule 13G reports that each LGB Entity has sole voting and sole dispositive power with respect to the securities. The shares of our common stock are held directly by LGB Pike II LLC, whose sole manager is Lindsay Goldberg & Bessemer L.P. The general partner of Lindsay Goldberg & Bessemer L.P. is Lindsay Goldberg & Bessemer G.P. LP, whose general partner is Lindsay Goldberg & Bessemer GP LLC. Except to the extent of its pecuniary interest therein, each of Lindsay Goldberg & Bessemer L.P., Lindsay Goldberg & Bessemer G.P. LP and Lindsay Goldberg & Bessemer GP LLC disclaims beneficial ownership of the securities held by LGB Pike II LLC. The address for each LGB Entity is c/o Lindsay Goldberg & Bessemer L.P., 630 Fifth Avenue, 30th Floor, New York, New York 10111.

(2)	The information shown is based on a Schedule 13G filed with the SEC on January 16, 2007 by Jeffrey L. Gendell, Tontine Overseas Associates, L.L.C., Tontine Capital Partners, L.P. and Tontine Capital Management, L.L.C. (collectively, “Tontine Capital”). The Schedule 13G reports that Jeffrey L. Gendell has sole voting and sole dispositive power with respect to all such shares. The Schedule 13G also reports that (a) Tontine Overseas Associates, L.L.C. has shared voting and shared dispositive power with respect to 581,750 of such shares and (b) Tontine Capital Partners, L.P. and Tontine Capital Management, L.L.C. each have shared voting and shared dispositive power with respect to 1,325,900 of such shares. The address of each such person is 55 Railroad Avenue, Greenwich, Connecticut 06830.

(3)	Consists of (a) 1,549,253 shares of common stock held by Takuan LLC, an entity controlled by Mr. Pike, (b) 174,352 shares of common stock owned directly, (c) 67,467 shares of common stock held by the Joe B./Anne A. Pike Generation Skipping Trust, of which Mr. Pike is a trustee and, as a result, over which he has voting power, and (d) 881,775 shares subject to stock options. Excludes 71,429 shares of restricted common stock.

(4)	Consists of 6,698 shares of common stock owned directly. Excludes 4,543 shares of restricted common stock.

(5)	By virtue of his affiliation with Lindsay Goldberg & Bessemer, Mr. Godfrey may be deemed to have or share beneficial ownership of shares of our common stock beneficially owned by Lindsay Goldberg & Bessemer. See note 1 above. Mr. Godfrey expressly disclaims beneficial ownership of such common stock, except to the extent of his pecuniary interest therein. The address for Mr. Godfrey is c/o Lindsay Goldberg & Bessemer L.P., 630 Fifth Avenue, 30th Floor, New York, New York 10111.

(6)	Consists of 5,220 shares of common stock owned directly. Excludes 4,560 shares of restricted common stock.

(7)	Mr. Lindsay, through intermediate entities, indirectly has shared control over Lindsay Goldberg & Bessemer L.P., the sole manager of LGB Pike II LLC. By virtue of this relationship, he may be deemed to have or share beneficial ownership of shares of our common stock beneficially owned by the LGB Entities. See note 1 above. Mr. Lindsay expressly disclaims beneficial ownership of such common stock, except to the extent of his pecuniary interest therein. The address for Mr. Lindsay is c/o Lindsay Goldberg & Bessemer L.P., 630 Fifth Avenue, 30th Floor, New York, New York 10111.

(8)	Excludes 5,055 shares of restricted common stock.

(9)	Consists of 2,698 shares of common stock owned directly. Excludes 4,543 shares of restricted common stock.

(10)	Consists of options owned directly to purchase 15,334 shares of common stock. Excludes 12,000 shares of restricted common stock.

(11)	Consists of 89,401 shares of common stock and options to purchase 302,827 shares of common stock, all of which are owned directly. Excludes 13,449 shares of restricted common stock.

(12)	Consists of 1,000 shares of common stock and options to purchase 6,000 shares of common stock, all of which are owned directly. Excludes 5,000 shares of restricted common stock.

PROPOSAL 1:
ELECTION OF DIRECTORS
     Our Board of Directors currently consists of seven members: J. Eric Pike (Chairman), Charles E. Bayless, Adam P. Godfrey, James R. Helvey III, Robert D. Lindsay, Daniel J. Sullivan and Louis F. Terhar. Seven directors are to be elected at the 2007 Annual Meeting to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.
     Messrs. Godfrey and Sullivan were appointed to our Board of Directors in July 2007 to fill vacancies resulting from the resignation of Andrew J. Schindler on October 4, 2006, one of our independent directors who resigned due to personal and professional obligations, and the subsequent resignation on October 5, 2006 of Mr. Godfrey, who is associated with Lindsay, Goldberg & Bessemer, L.P., one of our principal stockholders. Mr. Godfrey resigned to ensure that our Board of Directors continued to be comprised of a majority of independent directors following Mr. Schindler’s resignation. Neither of these resignations resulted from any disagreement with us. Upon the appointment of Mr. Sullivan in July 2007, Mr. Godfrey was reappointed to our Board of Directors.
     Each of the nominees has consented to serve if elected to our Board of Directors. It is the intention of the persons named as proxies in the accompanying form of proxy to vote all proxies solicited for the seven nominees listed below unless the authority to vote is withheld. If for any reason any nominee shall not become a candidate for election at the 2007 Annual Meeting, an event not now anticipated, the persons named in the proxy will vote for such substitute nominees as are designated by the Board of Directors. The principal occupation and certain other information concerning the nominees for directors are set forth on the following pages.
Nominees for Election of Directors
     J. Eric Pike, age 39, has been a director since 1994. Mr. Pike has served as President since 1998, Chief Executive Officer since 2002 and Chairman since July 2005. He is the grandson of our founder Floyd Pike, joined the Company in 1990 as an A-class lineman on an overhead construction crew, advancing through various office positions, and served as Vice President of the Central Region from 1993 to 1998, where he was responsible for the powerline operations in North Carolina and South Carolina. Mr. Pike graduated from Emory University with a B.A. in History.
     Charles E. Bayless, age 64, has been a director since 2006. Mr. Bayless has been the President of the West Virginia University Institute of Technology since April 2005. Mr. Bayless served as Chairman, President, and Chief Executive Officer of Illinova Corporation, an electric utility company, from 1998 to 1999. From 1992 to 1998, he served as Chief Executive Officer of UniSource Energy Corp., an electric utility company. Mr. Bayless holds a B.S.E.E. from the West Virginia University Institute of Technology, an M.S.E.E. in power engineering and a J.D. from the West Virginia University, and an M.B.A. from the Graduate School of Business Administration at the University of Michigan. He currently serves as a director of Commerce Energy and the Ontario Power Authority.
     Adam P. Godfrey, age 45, has been a director since July 2007 and previously was a director from 2002 to October 2006, when he voluntarily resigned to ensure that our Board continued to be comprised of a majority of independent directors. Mr. Godfrey has been a Partner with Lindsay Goldberg & Bessemer since 2002. Previously, he was a Partner with Bessemer Holdings, which he joined in 1992. He holds an A.B. from Brown University and an M.B.A. from the Amos Tuck School at Dartmouth College. He currently serves as a director of Pride Manufacturing Company, LLC, FAPS Holdings, Inc., Intermex Holdings, Inc. and Bell Nursery Holdings LLC.  He also serves as a member of the Board of Schneider National, Inc. and as a member of the MBA Advisory Board at the Tuck School of Business at Dartmouth.

     James R. Helvey III, age 48, has been a director since 2005. Mr. Helvey is the founder and President of Helvey and Associates, LLC, a financial and strategic consulting firm to educational and non-profit entities, and also currently serves as Risk Management Officer for CMT Asset Management From 1985 to 2000, Mr. Helvey was employed by J.P. Morgan & Co., serving in a variety of capacities, including as Vice-Chairman of JP Morgan’s Risk Management Committee, Global Head of Derivative Counterparty Risk Management, head of the swap derivative trading business in Asia and manager of the firm’s short-term interest rate and foreign exchange derivative business in Europe. Mr. Helvey served as Chairman and CEO of Cygnifi Derivatives Services, LLC, an online derivatives services provider, from 2000 to 2002. In 2004, Mr. Helvey was a candidate for the United States Congress in the 5th District of North Carolina. Mr. Helvey graduated magna cum laude with honors in 1981 from Wake Forest University. In 1982, Mr. Helvey was a Fulbright Scholar at the University of Cologne in Germany, and in 1984 Mr. Helvey received a masters degree in international finance and banking from Columbia University, School of International and Public Affairs. Mr. Helvey is a member of the Wake Forest University Board of Trustees, and of the Oakwood Country School Board of Trustees in Morgan Hill, California.
     Robert D. Lindsay, age 52, has been a director since 2002.  Mr. Lindsay co-founded Lindsay Goldberg in 2001.  Previously, he was the Managing General Partner of Bessemer Holdings.  Mr. Lindsay is a graduate of Harvard College and holds an M.B.A. from Stanford University.  He is President and Chief Executive Officer of Bessemer Securities LLC as well as a director of The Bessemer Group, Incorporated and its subsidiary banks, including Bessemer Trust Company, N.A.  Mr. Lindsay is Chairman of the Board of Identity Group, LLC and serves as a Director of FAPS Holdings, Inc., Maine Beverage Company, LLC, Keystone Foods Holdings, LLC, PetroLogistics, LLC, EnergySolutions, LLC, Alliant Insurance Services, Inc., Cap Rock Holding Corporation, FSB Global Holdings, Inc., Intermex Holdings, Inc., Brock Holdings, Inc., Bell Nursery Holdings, LLC and Brightstar Corporation.  He also serves as a Trustee of the Cold Spring Harbor Biological Laboratory and St. Paul’s School in Concord, New Hampshire.
     Daniel J. Sullivan, age 61, has been a director since 2007. Mr. Sullivan was the President and Chief Executive Officer of FedEx Ground Package Systems, Inc., a wholly owned subsidiary of FedEx Corporation, a position he maintained from 1998 until his retirement in 2006. From 1995 to 1998, Mr. Sullivan was the Chairman, President and Chief Executive Officer of Caliber System, Inc. and its predecessor, Roadway Services, Inc., a provider of national and regional general trucking, small package delivery and custom logistics. Mr. Sullivan is a graduate of Amherst College. He also is a director of Computer Task Group, Inc., GDS Express, Inc. and Gevity HR, Inc. and is a federal commissioner on the Flight 93 National Memorial Federal Advisory Committee.
     Louis F. Terhar, age 58, has been a director since 2006. Mr. Terhar, has been Managing Director for Strategic Planning Advisors LLC, a firm specializing in strategic planning advice and operational improvement strategies, since February 2005. From 2004 to 2005, he served as President and Chief Executive Officer of Integris Metals, Inc., a processor and distributor of metals. From 2002 to 2003, Mr. Terhar served as President and Chief Executive Officer of Indian Motorcycle Company, a manufacturer of cruiser motorcycles, which filed for liquidation under California law for the benefit of its creditors under the supervision of its stockholder in October 2003. From 1989 to 2001, Mr. Terhar served as Vice President of Operations for The David J. Joseph Company, as an Operations Staff Member for SHV Holdings N.V., as President and Chief Executive Officer of The David J. Joseph Company and as President of the SHV North America/SHV Capital Ventures. Mr. Terhar holds a B.S. in General Engineering from the United States Naval Academy, an M.B.A. in Finance from Syracuse University and an M.A. in Government from Harvard University.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE.

BOARD OF DIRECTORS INFORMATION
Board Meetings and Attendance
     The Board of Directors held 11 meetings during fiscal 2007. No current director attended fewer than 75% of the aggregate number of the meetings of the Board of Directors held while such director was a member of the Board and of all the committees on which he served during such period. Absent extenuating circumstances, our Board members are expected to attend our annual meetings of stockholders. Four of our then five directors attended our 2006 Annual Meeting of Stockholders.
Director Independence
     Our Board of Directors believes that a majority of the Board should consist of directors who are independent under both the applicable New York Stock Exchange rules and regulations, which we refer to as the NYSE rules, and the applicable SEC rules and regulations, which we refer to as the SEC rules.
     The NYSE rules provide that a director does not qualify as “independent” unless the Board affirmatively determines that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). The NYSE rules require a board of directors to consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with a company and permit the board to adopt and disclose standards to assist the board in making determinations of independence. Accordingly, our Board has adopted our Director Independence Standards, which incorporate the independence standards of the NYSE rules, to assist the Board in determining whether a director has a material relationship with us. Our Director Independence Standards are available on our website, http://www.pike.com, under “Investor Relations” and “Corporate Governance,” as an attachment to our Corporate Governance Guidelines.
     In August 2007, the Board of Directors, with the assistance of the Nominating and Governance Committee, conducted an evaluation of director independence based on our Director Independence Standards. In connection with this review, the Board evaluated banking, commercial, charitable, consulting, family or other relationships with each director or immediate family member and their related interests and us and its subsidiaries, including those relationships described below under “Certain Relationships and Related Party Transactions.”
     As a result of this evaluation, the Board of Directors affirmatively determined that none of Messrs. Bayless, Helvey, Sullivan and Terhar had a relationship with Pike Electric other than in their capacity as directors and that each of them is an independent director under our Director Independence Standards, the NYSE rules and the SEC rules. In addition, the Board of Directors determined that Mr. Pike was not independent due to his employment with Pike Electric and that Messrs. Godfrey and Lindsay were not independent due to their relationships with Lindsay Goldberg & Bessemer, L.P. and its affiliates.
Board Committees
     The Board of Directors has the authority to appoint committees to perform certain management and administration functions and currently has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.
     Audit Committee. The Audit Committee held eight meetings in fiscal year 2007. The following directors are the current members of the Audit Committee: Helvey (Chairman), Bayless, Sullivan and Terhar. The Board of Directors has determined that all of the members of the Audit Committee are independent under our Director Independence Standards, the NYSE rules and the SEC rules. The Board of Directors has also determined that Mr. Helvey qualifies as an “audit committee financial expert” within the meaning of the SEC rules. The Audit Committee has responsibility for, among other things:
•	reviewing the performance of our independent registered public accounting firm and making recommendations to the Board of Directors regarding the appointment or termination of our independent registered public accounting firm;

•	considering and approving any non-audit services proposed to be performed by our independent registered public accounting firm;

•	reviewing and discussing with our independent registered public accounting firm our annual and quarterly financial statements and earnings releases;

•	overseeing our internal audit function and our compliance with legal and regulatory requirements; and

•	preparing the committee’s report for inclusion in our annual proxy statement.
     Compensation Committee. The Compensation Committee met six times during fiscal 2007. The following directors are the current members of the Compensation Committee: Terhar (Chairman), Bayless, Helvey and Sullivan. The Board of Directors has determined that all of the members of the Compensation Committee are independent under our Director Independence Standards and the NYSE rules. The Compensation Committee is responsible for, among other things:
•	reviewing key employee compensation policies, plans and programs;

•	monitoring performance and compensation of our executive officers and other key employees;

•	preparing recommendations and periodic reports to the Board of Directors concerning these matters; and

•	administering our incentive compensation programs.
     Nominating and Governance Committee. The Nominating and Governance Committee held four meetings during fiscal 2007. The following directors are the current members of the Nominating and Governance Committee: Bayless (Chairman), Helvey, Sullivan and Terhar. The Board of Directors has determined that all of the members of the Nominating and Governance Committee are independent under our Director Independence Standards and the NYSE rules. The Nominating and Governance Committee is responsible for, among other things:
•	administering the process for determining director nominees (as set forth below);

•	recommending persons to be selected by the Board of Directors as nominees for election as directors and to fill any vacancies on the Board of Directors;

•	considering and recommending to the Board of Directors qualifications for the position of director and policies concerning the term of office of directors and the composition of the Board of Directors; and

•	considering and recommending to the Board of Directors other actions relating to corporate governance.
Executive Sessions of Non-Management Directors
     Our Corporate Governance Guidelines provide that our non-management directors will meet in regularly scheduled executive sessions and, at least once annually, our independent directors will meet in executive session. In fiscal 2008, Mr. Helvey will preside at the executive sessions of our non-management directors and may be contacted via e-mail or telephone at the contact information provided on our website, http://www.pike.com, under “Investor Relations” and “Corporate Governance.”
Director Nomination Process
     The Nominating and Governance Committee is responsible for identifying individuals qualified to become members of our Board of Directors and for recommending to the Board the individuals for nomination as members. In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Governance Committee applies the criteria set forth in the Corporate Governance Guidelines, which include considering:
•	a candidate’s roles and contributions to the business community;

•	a candidate’s personal qualities of leadership, character and judgment, and whether the candidate possesses and maintains a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards;

•	a candidate’s relevant background and experience in matters such as business, technology, finance and accounting, marketing, government and the like; and

•	whether a candidate is free of conflicts and has the time required for preparation and attendance at all meetings.
     We, LGB Pike II LLC, an affiliate of Lindsay Goldberg & Bessemer, and certain other stockholders, including members of management, are parties to a stockholders agreement. The stockholders agreement provides that J. Eric Pike will have the right to occupy one seat on our Board of Directors so long as he is our chief executive officer and controls at least 1,321,965 shares of our common stock. So long as Mr. Pike has the right to a seat on the Board of Directors, LGB Pike II LLC and any affiliate of LGB Pike II LLC must vote in favor of the election of Mr. Pike to our Board of Directors. The selection of nominees for our Board of Directors is to be considered in light of the provisions of the stockholders agreement and our relationship with Lindsay Goldberg & Bessemer.
     During the selection process, our Nominating and Governance Committee will seek inclusion and diversity within the Board of Directors and adhere to our policy of maintaining an environment free from discrimination based upon race, color, religion, national origin, sex, age, disability, sexual preference or orientation, marital status or any other unlawful factor. The Nominating and Governance Committee may, at its discretion, hire third parties to assist in the identification and evaluation of director nominees. For example, a search firm engaged by the Nominating and Governance Committee identified Mr. Sullivan to the committee as a director candidate.
     Stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least one year as of the date such recommendation is made. Such information should be sent to: Nominating and Governance Committee, c/o Corporate Secretary, Pike Electric Corporation, 100 Pike Way, Mount Airy, North Carolina 27030. Assuming that appropriate material addressing the criteria set forth above is provided on a timely basis, the Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for all other recommended candidates.

Communications with Directors
     Our Board of Directors has established procedures for stockholders and other interested parties to communicate directly with our non-management directors. In addition, under such procedures, any party who has concerns about our accounting, internal controls or auditing matters may contact the Audit Committee directly. Such communications may be confidential or anonymous and may be reported by mail or telephone to the following special address or telephone number, which are also published in the “Investor Relations” section of our website under “Corporate Governance,” or by e-mail via the confidential e-mail link in the “Corporate Governance” section of our website:
Board of Directors (or Audit Committee or name of individual director)
c/o Corporate Secretary
Pike Electric Corporation
100 Pike Way, P. O. Box 868
Mount Airy, North Carolina 27030
Telephone: 800-997-7718
     All such communications are promptly reviewed before being forwarded to addressee. Any concerns relating to accounting, internal controls, auditing or officer conduct are sent immediately to the chair of the Audit Committee. We generally will not forward to directors a stockholder communication that we determine to be primarily commercial in nature, relates to an improper or irrelevant topic or requests general information about the Company.
Corporate Governance
     Our Board of Directors has adopted written corporate governance policies, principles and guidelines, known as our Corporate Governance Guidelines. In addition, we have a written code of conduct which applies to our directors and employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, and includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the code.
     All of our corporate governance materials, including our Board committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics are published on our website, http://www.pike.com, in the “Investor Relations” section under the heading “Corporate Governance.” These materials are also available in print to any stockholder upon request, by contacting us at: Investor Relations, Pike Electric Corporation, 100 Pike Way, P. O. Box 868, Mount Airy, NC 27030, or by telephone at (336) 719-4462. Any modifications to these corporate governance materials will be reflected on our website, and we intend to post any amendments or waivers to the Code of Ethics and Business Conduct (to the extent required to be disclosed pursuant to Form 8-K) at this location on our website.

DIRECTOR COMPENSATION
     The following table sets forth information regarding the compensation paid to our directors for fiscal year 2007:

	Fees Earned or Paid in Cash	Stock Awards	Total
Name	($)(1)	($)(2)(3)	($)
Charles E. Bayless	36,911	33,963	70,874
Adam P. Godfrey (4)	—	—	—
James R. Helvey III	50,531	40,947	91,478
Robert Lindsay (4)	—	—	—
J. Eric Pike (5)	—	—	—
Andrew J. Schindler (6)	18,042	—	18,042
Louis F. Terhar	38,603	33,963	72,566

(1)	Directors who are employees of ours or our subsidiaries or are affiliated with Lindsay Goldberg & Bessemer receive no compensation for serving as directors. All other directors receive an annual fee of $25,000 plus $1,000 for each Board meeting attended and $500 for each committee meeting attended, in addition to reimbursement of reasonable expenses incurred for such attendance. The chair of the Audit Committee receives an annual retainer of $15,000 and the chairs of the Nominating and Governance Committee and the Compensation Committee each receive an annual retainer of $10,000.

(2)	Represents the dollar amounts recognized by us for financial statement reporting purposes in fiscal year 2007 with respect to outstanding restricted stock awards. Amounts were computed in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment” (“FAS 123R”), except that any estimates of forfeitures in accordance with FAS 123R have been disregarded. For additional information regarding the assumptions made in calculating these amounts, see pages 52 to 53 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2007. There were no forfeitures of restricted stock awards in fiscal year 2007, other than Mr. Schindler’s forfeiture of 5,854 shares upon his resignation as a director.

For each director, the full grant date fair value for restricted stock awarded in fiscal year 2007 computed in accordance with FAS 123R and the aggregate number of shares of restricted common stock outstanding at June 30, 2007 was as follows:

	Grant Date Fair Value	Outstanding Stock Awards
	of Stock Awards ($)	at Fiscal Year End (#)
Charles E. Bayless	24,993	4,543
James R. Helvey III	24,998	6,136
Andrew J. Schindler	—	—
Louis F. Terhar	24,993	4,543

(3)	Directors who are neither employees of ours or our subsidiaries nor affiliated with Lindsay Goldberg & Bessemer receive $100,000 in shares of restricted stock upon initial election to the Board and upon each third anniversary thereafter for as long as the director continues to serve, and $25,000 in shares of restricted stock for any year of director service in which a $100,000 grant is not made for as long as the director continues to serve. Vesting of such shares of restricted stock is to occur in equal amounts on the first, second and third anniversary of the initial grant date.

(4)	Mr. Godfrey and Mr. Lindsay are affiliates of Lindsay Goldberg & Bessemer and, as a result, do not receive compensation for serving as a director.

(5)	Mr. Pike does not receive any additional compensation for serving as Chairman and a director. See the “Outstanding Equity Awards” table for the outstanding equity awards held by Mr. Pike as of June 30, 2007.

(6)	Mr. Schindler served from January 2006 to October 2006.
COMPENSATION COMMITTEE REPORT
     The Compensation Committee of the Board of Directors has reviewed and discussed the section below titled “Executive Compensation—Compensation Discussion and Analysis” with management, and, based on such review and discussions, recommended to the Board of Directors that the section be included in this Proxy Statement and the Annual Report on Form 10-K for the year ended June 30, 2007.
     Submitted by the Compensation Committee of the Board of Directors.
Sincerely,
Louis F. Terhar, Chairman
Charles E. Bayless
James R. Helvey III
Daniel J. Sullivan
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     During fiscal 2007, the Compensation Committee was comprised of Messrs. Terhar (Chairman), Bayless, Godfrey, Helvey and Sullivan, and former director Andrew J. Schindler. None of these persons has ever been an officer or employee of ours or any of our subsidiaries. During fiscal 2007, none of our executive officers served as a director or member of the compensation committee (or any other committee performing similar functions) of any other entity where one of such entity’s executive officers served on our Board of Directors or Compensation Committee.
EXECUTIVE COMPENSATION
Compensation Discussion & Analysis
     Compensation Philosophy and Objectives. Our executive compensation programs are designed to attract, retain and motivate our executive officers to ensure our continued long-term success and create stockholder value. The primary objectives of our compensation policies are to:
•	Attract and retain executive officers by offering competitive annual base salaries;

•	Reward the achievement of annual financial performance that our Board of Directors and management believe will lead to long-term growth in stockholder value; and

•	Reinforce our culture of teamwork, customer satisfaction and worker safety, which our Board of Directors and management believe are essential to maintaining a competitive advantage in our geographic market.

     Determining Executive Compensation. Our compensation practices and philosophy are based on our over sixty-year history of business success. Prior to our initial public offering in July 2005, our Board of Directors, subject to the control of our private equity investor, generally reviewed and approved the material terms of compensation arrangements with our executive officers, with significant input from our chief executive officer regarding the compensation of other executive officers. We have entered into employment agreements with each of our current named executive officers. These employment agreements provide each named executive officer with an annual base salary, the opportunity for annual incentive compensation, and certain other benefits and employment terms.
     In the case of Mr. Pike, the terms and amount of compensation provided for in his employment agreement, including his base annual salary, guaranteed equity award and annual equity incentive award, are the result of negotiations which occurred prior to our initial public offering and continue in effect presently. Our employment agreements with each of our other named executive officers are substantially similar and based upon compensation amounts we paid prior to our initial public offering to similarly-situated executives. When approving these agreements, our Compensation Committee and Board of Directors determined that these compensation arrangements continued to remain the optimal structure for compensating our executives based upon our proven business track-record and compensation culture. Mr. Pike’s base salary may only be adjusted upward pursuant to his employment agreement, and the other named executive officers’ base salaries are subject to annual review and adjustment by the Compensation Committee in consultation with Mr. Pike.
     We do not have a formal bonus plan or policy and there is no requirement that our named executive officers receive any bonus. Historically, when awarding annual bonuses, our Compensation Committee and Board of Directors have granted equity awards to our named executive officers in the form of 3,000 shares of restricted stock and 10,000 stock options. Although these amounts are not required under any formal plan, our Compensation Committee and Board of Directors have relied upon this mixture and amount in past years when determining whether bonuses are warranted. Our Board of Directors did not grant any annual bonuses for fiscal 2007.
     Our Compensation Committee is currently engaged in a process to determine whether any changes or adjustments to our compensation policies and programs are appropriate at this time. The process will examine a variety of annual and longer term incentive programs and will assess whether these programs are consistent with our core business principles and objectives and are otherwise desirable means of encouraging the highest levels of performance in our principal executives. The Compensation Committee has engaged an outside compensation consultant to assist in this process. Although this process is well underway, no definitive conclusions have been made.
     Role of Executive Officers in Compensation Process. In 2005, prior to our initial public offering, our Board of Directors, subject to the control and direction of our private equity investor, reviewed the performance and qualifications of Mr. Pike, our chief executive officer, and determined his compensation arrangement, which is reflected in his employment agreement. For the remaining named executive officers, the Compensation Committee considered our historical compensation practices and the recommendations of Mr. Pike regarding the performance and qualifications of each named executive officer. Mr. Pike’s recommendations encompassed both base annual salary and incentive compensation. The Compensation Committee and Board of Directors approved Mr. Pike’s recommendations with some minor adjustments. The terms and amounts of such compensation are reflected in our employment agreements with these officers. We intend to follow the same protocol and general considerations for future recommendations.
     Base Salary. We believe base salaries are an essential element of a competitive compensation program to attract and retain qualified executives. The base salaries of each our named executive officers were established pursuant to negotiated employment agreements entered into (i) prior to our initial public offering,

(ii) at the commencement of an executive’s employment by us or (iii) at the time of promotion to an executive officer. Our Compensation Committee reviews the salaries of our named executive officers annually and retains the discretion to make adjustments based upon changes in an executive’s performance or job description or the general market in which we operate. The current annual base salaries of our named executive officers are as follows: Mr. Pike, $750,000; Mr. Slater, $341,250; Mr. Simmons $423,178; and Mr. Fox, $331,500.
     Equity Compensation. Our Compensation Committee believes that a critical component of our compensation philosophy is the ability to provide incentives to our employees through a program that is tied to our stock price. We maintain the 2005 Omnibus Incentive Compensation Plan under which we grant equity awards. We typically grant equity compensation awards either as an annual bonus or in connection with an individual’s promotion or initial employment.
     The amount of annual bonus awards granted is based upon our overall annual financial performance, rather than that of individual units or segments, in order to preserve our team culture and to prevent barriers to the sharing of resources across our geographic market divisions. Historically, annual incentive awards to our executive officers have included a combination of option grants and restricted stock awards. Our Compensation Committee believes that option grants provide our named executive officers with an incentive for future financial performance as these options will not be profitable to our executives unless we continue to achieve our strategic goals and build stockholder value. Similarly, our Compensation Committee believes restricted stock awards with time-based vesting provide a reasonable incentive for our executives to perform and an appropriate equity incentive in addition to stock options. We believe that paying some portion of annual bonuses to our named executive officers in the form of non-cash, equity-based awards more closely aligns our executives’ economic interests with those of our stockholders, particularly as they relate to our long-term financial performance and success. Traditionally, we have not relied heavily on non-cash compensation or incentive compensation. However, we have relied more frequently on these methods of compensation since our initial public offering in structuring our executives’ employment arrangements in order to align the interests of our executive team and our stockholders.
     Typically in September of each fiscal year, our Compensation Committee determines whether to grant bonuses with respect to the previous fiscal year and, if so, the amount of equity-based awards granted to our executive officers and the vesting terms. This determination is based upon our overall financial performance for the previous fiscal year and not pursuant to any pre-established targets or contractual obligations. For instance, while bonuses were awarded with respect to fiscal 2006, our Compensation Committee did not grant any bonuses for fiscal 2007.
     Pursuant to our employment agreement with Mr. Pike, he receives an annual grant of unrestricted stock having a grant date fair market value of $250,000 at the end of each fiscal year. In addition, his employment agreement provides that he will receive an annual grant of fully-vested stock options, subject to approval by the Compensation Committee based upon our financial performance for such year. The number of fully-vested stock options is equal to the quotient of $250,000 divided by one half of the market value of our common stock on the grant date. Other than the terms contained in Mr. Pike’s agreement, we do not have a formal bonus plan or policy for our executive officers.
     We also grant equity compensation awards upon the promotion or initial employment of our executive officers. Our Compensation Committee believes it is in our stockholders’ long-term best interests for our named executive officers to have an equity stake in our long-term performance. The amounts and terms of these awards vary depending on the particular circumstances and seniority level.
     Executives derive value from their options based on the appreciation in the value of the underlying shares of our common stock. For purposes of measuring this appreciation, we set the exercise or base price as the average of the high and low prices of our common stock on the NYSE on the date the awards are granted. In addition, we have a policy of granting options on the first business day of a given month.
     Benefits and Perquisites. We provide our employees, including our named executive officers, with a benefit program that is reasonable, competitive and consistent with our compensation objectives of attracting and retaining key executives and managers who are critical to our future success.
     Our officers, including our named executive officers, are eligible to participate in our group insurance program, which includes group health, dental, life and long-term disability insurance on the same basis as our other employees. Other benefits include a 401(k) plan, an employee stock purchase plan, paid sick leave, paid holidays and paid vacations. In addition, officers, including the named executive officers, participate in a medical expense reimbursement plan which provides amounts up to $7,500 per annum to cover healthcare expenses and our officers, including our named executive officers, each are provided with a company vehicle and fuel reimbursement. In certain situations, we will provide relocation services and assistance to our employees, including our named executive officers. In accordance with Mr. Pike’s employment agreement, we provide him with up to fifty hours of personal use of our aircraft per year so long as this use does not interfere with the normal business use of the aircraft. Finally, we provide certain tax gross-up payments to our executives in order to compensate them for taxes which may be imposed based upon their receipt of these benefits and perquisites.
     We also have an informal retirement policy. Under this policy, upon the retirement of an officer who is at least 55 years of age and has been an employee for 10 years or more, such officer will be entitled to receive (a) the Company vehicle used by the officer at the time of retirement or the cash value of such vehicle and (b) continued medical and dental coverage for the officer and his dependents until the earlier of (i) attaining 65 years of age, (ii) becoming eligible for Medicare or (iii) becoming eligible for another health insurance program. We retain the right to modify, amend or discontinue any or all of these retirement practices.
     The Compensation Committee reviews and approves all perquisites paid by us to our executive officers.
     Payments and Benefits Upon Termination or Change in Control. We do not have any change in control agreements with our executive officers. However, the employment agreements of each of our named executive officers provide for severance payments and benefit continuation in the event of termination of employment under certain circumstances.
     Mr. Pike’s employment agreement with us provides that, if his employment is terminated by us without Cause or by him for Good Reason (as such terms are defined in his employment agreement), Mr. Pike will be entitled to receive two years of his then current annual base salary and the continuation for two years of health, life, disability and other benefits that he was receiving as of the last day of his employment. In addition, all restricted stock and stock options then held by Mr. Pike will automatically become vested and exercisable.
     Under the terms of the employment agreements with our named executive officers other than Mr. Pike, if such executive is terminated for any reason other than death, Disability or Cause or if such executive resigns with Good Reason (as each such term as defined in the relevant employment agreement), he will be entitled to (a) cash severance payments equal to 12 months of his annual base salary at the time of termination, payable in equal monthly installments, or, at the discretion of the Board of Directors in a lump sum and (b) continuation of his medical and health insurance benefits for a period equal to the lesser of (i) 12 months or (ii) the period ending on the date he first becomes entitled to health insurance benefits under any plan maintained by any person for whom he provides services as an employee or otherwise. The foregoing severance benefits are subject to such executive entering into and not revoking a release of claims in favor of us and abiding by the non-competition provisions of his agreement. The foregoing summary is consistent with the separation arrangement we entered into on September 27, 2007 with Mr. Thomson, our former Chief Information Officer.
     The Company provides life insurance with a death benefit of $100,000 plus one times current salary to our named executive officers. Accidental death coverage provides an additional $250,000 benefit. Disability benefits include 100% of salary for the first six months and 60% of salary, up to $10,000 per month, through age 65.
     Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally limits our tax deduction for compensation paid to our most highly compensated executive officers to $1 million per person, although certain qualifying “performance-based” compensation is not subject to the $1 million deduction limit. We carefully consider the impact of this rule in designing compensation programs for, and in making compensation decisions affecting, our Section 162(m) covered executives. In fiscal 2007, Mr. Pike had approximately $50,000 of compensation that was not deductible by the Company. Although we prefer to deduct all compensation paid to our executive officers, we may exceed the limits of deductibility from time to time in order to achieve our primary compensation objectives.
Summary of Compensation and Grants of Plan-Based Awards
     The following table sets forth certain compensation information for the fiscal year ended June 30, 2007 concerning our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers, which we refer to as the “Named Executive Officers.”
Summary Compensation Table for the 2007 Fiscal Year

		Stock	Option	All Other
Name and	Salary	Awards	Awards	Compensation	Total
Principal Position	($)	($)(1)(2)	($)(2)(3)	($)(4)	($)
J. Eric Pike	750,000	449,892	834,191	72,027	2,106,110
Chairman, Chief Executive Officer and President (5)

Anthony K. Slater	298,656	34,813	85,540	25,527	444,536
Vice President and Chief Financial Officer (6)

Audie G. Simmons	404,052	34,074	115,079	11,065	564,270
Senior Vice President of Operations (7)

James R. Fox	243,750	11,069	29,565	15,525	299,909
General Counsel, Vice President and Corporate Secretary (8)

Mark P. Thomson	181,250	8,860	22,075	30,584	242,769
Former Vice President and Chief Information Officer (9)

(1)	Represent the amounts recognized by us for financial statement reporting purposes in fiscal year 2007 with respect to restricted stock awards. Amounts were computed in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment” (“FAS 123R”), except that any estimates of forfeitures in accordance with FAS 123R have been disregarded. For additional information regarding the assumptions made in calculating these amounts, see pages 52 to 53 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2007. There were no forfeitures of restricted stock awards for the named executive officers in fiscal year 2007, although Mr. Thomson forfeited all of his restricted stock award upon his resignation on September 5, 2007.

(2)	The SEC disclosure rules require that we include in the Summary Compensation Table as 2007 compensation the value of restricted stock and stock option awards expensed in 2007, which includes awards made in previous years.

(3)	Represent the amounts recognized by us for financial statement reporting purposes in fiscal year 2007 with respect to outstanding option awards. Amounts were computed in accordance with FAS 123R, except that any estimates of forfeitures in accordance with FAS 123R have been disregarded. For additional information regarding the assumptions made in calculating these amounts, see pages 52 to 53 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2007. There were no forfeitures of option awards for the named executive officers in fiscal year 2007, although Mr. Thomson forfeited all of his option awards upon his resignation on September 5, 2007.

(4)	For fiscal year 2007, the amounts set forth under “All Other Compensation” consist of the following:

	Personal	Personal	Tax
	Use of	Use of	Reimburse		Company
	Company	Company	-ment		401(k)	Relocation	Unused
	Aircraft	Vehicle	Payments	Health Insurance	Contributions	Expenses	Vacation	Total
Name	($)	($)	($)	($)	($)	($)	($)	($)
J. Eric Pike	32,450	9,157	6,056	6,195	3,750	—	14,419	72,027
Anthony K. Slater	—	8,041	5,318	6,195	5,973	—	—	25,527
Audie G. Simmons	—	1,029	681	6,195	3,160	—	—	11,065
James R. Fox	—	7,169	4,742	3,614	—	—	—	15,525
Mark P. Thomson	—	4,325	2,861	2,581	2,500	18,317	—	30,584

For fiscal 2007, personal use of our aircraft was calculated based on aggregate incremental cost to us for each hour of personal aircraft usage. The incremental costs include fuel, repair costs, parking and runway fees and other similar variable costs. Personal use of company vehicle represents the approximate cost of to us of ownership, maintenance, insurance and fuel for the executive’s vehicle. Health insurance represents the premium payable by us for such executive’s participation in a medical expense reimbursement plan. Mr. Thomson’s relocation expense consists of temporary housing. Unused vacation hours may be rolled into the next year or converted to cash compensation in an amount equal to the number of unused vacation hours multiplied times the employee’s current rate of pay.

(5)	Mr. Pike is a member and chairman of our Board of Directors but does not receive compensation for his service on the Board.

(6)	Mr. Slater was appointed Chief Financial Officer effective August 18, 2006.

(7)	Mr. Simmons was appointed Senior Vice President of Operations effective November 20, 2006.

(8)	Mr. Fox was appointed General Counsel and Vice President of Risk Management effective September 18, 2006.

(9)	Mr. Thomson was appointed Vice President and Chief Information Officer effective November 27, 2006 and resigned from such position on September 5, 2007, upon which all equity compensation previously awarded to him was forfeited.

     The following table sets forth certain information with respect to our named executive officers’ outstanding equity awards at June 30, 2007.
Grants of Plan-Based Awards for the 2007 Fiscal Year

				All Other
		All Other Stock		Option Awards:		Exercise	Closing	Grant Date
		Awards:		Number of		or Base	Market	Fair Value
		Number of		Securities		Price of	Price of	of Stock and
		Shares of		Underlying		Option	Security on	Option
		Stock		Options		Awards	Date of	Awards
Name	Grant Date	(#)		(#)(1)		($/Sh)	Grant ($)(2)	($)(3)
J. Eric Pike	07/03/2006	12,987	(4)	—		—	—	250,000
	11/01/2006	—		27,159	(4)	18.41	18.35	175,094

Anthony K. Slater	08/01/2006	5,000	(5)	—		—	18.49	90,900
	08/01/2006	—		30,000	(5)	18.18	18.49	220,635
	10/04/2006	2,000	(6)	—		—	14.70	29,200
	10/10/2006	5,000	(7)	—		—	15.55	76,850
	11/01/2006	—		10,000	(6)	18.41	18.35	71,394
	11/01/2006	—		30,000	(7)	18.41	18.35	223,887

Audie G. Simmons	10/04/2006	2,000	(6)	—		—	14.70	29,200
	11/01/2006	—		10,000	(6)	18.41	18.35	71,394
	11/27/2006	5,000	(7)	—		—	14.96	75,250
	12/01/2006	—		30,000	(7)	15.70	15.68	190,932

James R. Fox	10/10/2006	5,000	(7)	—		—	15.55	76,850
	11/01/2006	—		30,000	(7)	18.41	18.35	223,887

Mark P. Thomson	11/27/2006	5,000	(7)	—		—	14.96	75,250
	12/01/2006	—		30,000	(7)	15.70	15.68	190,932

(1)	These options were granted under our 2005 Omnibus Incentive Compensation Plan.

(2)	In accordance with SEC rules, we have included this additional column because the exercise price of options we award is based on the mean between the highest and lowest prices at which our common stock was sold on the date of grant rather than the closing price on the date of grant. See “— Compensation Plans” for additional information.

(3)	Amounts set forth in this column represent the grant date fair value of stock awards and option awards computed in accordance with FAS 123R except that any estimate of forfeitures have been disregarded. For additional information regarding the assumptions made in the valuation of these awards, see pages 52 to 53 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

(4)	Represents a bonus for fiscal 2006 in accordance with the terms of Mr. Pike’s employment agreement.

(5)	Amount reflects a one-time grant of options and restricted stock to Mr. Slater in connection with his promotion to Vice President of Finance.

(6)	Amount reflects a one-time grant of options and restricted stock to the grantee as a bonus for fiscal 2006 performance.

(7)	Amount reflects a one-time award to the grantee in connection with his entering into an employment agreement with us. See “Employment and Other Agreements” below for additional information. All equity awards granted to Mr. Thomson were forfeited upon his resignation on September 5, 2007.

Outstanding Equity Awards
     The following table sets forth certain information with respect to our named executive officers’ outstanding equity awards at June 30, 2007.
Outstanding Equity Awards at 2007 Fiscal Year End

	Option Awards					Stock Awards
	Number of					Number of		Market
	Securities	Number of				Shares		Value of
	Underlying	Securities				or Units of		Shares or
	Unexercised	Underlying		Option		Stock that		Units of
	Options	Unexercised Options		Exercise	Option	Have Not		Stock That Have
	(#)	(#)		Price	Expiration	Vested		Not Vested
Name	Exercisable	Unexercisable		($)	Date	(#)		($)(1)
J. Eric Pike	179,201	—		3.80	4/18/2012	—		—
	245,016	—		3.80	4/18/2012	—		—
	145,209	—		6.51	10/21/2014	—		—
	28,986	169,551	(2)	6.51	10/21/2014	—		—
	85,715	342,856	(3)	14.00	7/27/2015	—		—
	27,159	—		18.41	11/1/2016	—		—
	—	—		—	—	71,429	(4)	1,598,581
Anthony K. Slater	—	30,000	(5)	18.18	8/1/2016	—		—
	—	—		—	—	5,000	(6)	111,900
	—	30,000	(7)	18.41	11/1/2016	—		—
	—	10,000	(8)	18.41	11/1/2016	—		—
	—	—		—	—	2,000	(9)	44,760
	—	—		—	—	5,000	(10)	111,900
Audie G. Simmons	97,741	—		3.80	4/18/2012	—		—
	133,637	—		3.80	4/18/2012	—		—
	26,155	—		6.51	10/21/2014	—		—
	5,219	30,530	(11)	6.51	10/21/2014	—		—
	7,738	30,952	(12)	14.00	7/27/2015	—		—
	—	—		—	—	6,449	(13)	144,329
	—	10,000	(14)	18.41	11/1/2016	—		—
	—	—		—	—	2,000	(15)	44,760
	—	—		—	—	5,000	(16)	111,900
	—	30,000	(17)	15.70	12/1/2016	—		—
James R. Fox	—	—		—	—	5,000	(18)	111,900
	—	30,000	(19)	18.41	11/1/2016	—		—
Mark P. Thomson	—	—		—	—	5,000	(20)	111,900
	—	30,000	(20)	15.70	12/1/2016	—		—

(1)	The amounts set forth in this column were calculated by multiplying the closing market price of the Company’s Common Stock on June 29, 2007 ($22.38) by the number of shares, units or other rights held on such date.

(2)	Of the total 169,551 options, 84,775 vest on October 21, 2007 and 84,776 vest on October 21, 2008.

(3)	These options vest in equal annual installments from July 27, 2007 to July 27, 2010.

(4)	These restricted shares vest in their entirety on July 27, 2010.

(5)	These options vest in equal annual installments over the five-year period commencing August 1, 2007.

(6)	These restricted shares vest in their entirety on August 1, 2011.

(7)	These options vest in equal annual installments over the five-year period commencing November 1, 2007.

(8)	These options vest in equal annual installments over the three-year period commencing November 1, 2007.

(9)	These restricted shares vest in their entirety on October 4, 2009.

(10)	These restricted shares vest in their entirety on October 10, 2011.

(11)	These options vest in equal annual installments from October 21, 2007 to October 21, 2008.

(12)	These options vest in equal annual installments from July 27, 2007 to July 27, 2010.

(13)	These restricted shares vest in their entirety on July 27, 2010.

(14)	These options vest in equal annual installments over the three-year period commencing November 1, 2007.

(15)	These restricted shares vest in their entirety on October 4, 2009.

(16)	These restricted shares vest in their entirety on November 27, 2011.

(17)	These options vest in equal annual installments over the five-year period commencing December 1, 2007.

(18)	These restricted shares vest in their entirety on October 10, 2011.

(19)	These options vest in equal annual installments over the five-year period commencing November 1, 2007.

(20)	Mr. Thomson forfeited all equity awards upon his resignation on September 5, 2007.
Option Exercises and Stock Vested for Fiscal Year 2007

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on	on Exercise	Acquired on Vesting	on Vesting
Name	Exercise (#)	($)	(#)	($)(1)
J. Eric Pike	—	—	12,987	250,000
Anthony K. Slater	—	—	—	—
Audie G. Simmons	—	—	—	—
James R. Fox	—	—	—	—
Mark P. Thomson	—	—	—	—

(1)	Amounts in this column reflect the number of shares acquired upon vesting multiplied by the market value of such shares on the vesting date.

Executive Officers of the Company
     Our executive officers are set forth below:
     J. Eric Pike. Mr. Pike, age 39, has served as President since 1998, Chief Executive Officer since 2002 and Chairman since July 2005. Additional information about Mr. Pike can be found above under “Election of Directors — Nominees for Election of Directors.”
     Anthony K. Slater. Mr. Slater, age 37, has been Chief Financial Officer since August 2006 and is responsible for corporate planning, financial reporting and the supervision of all finance and accounting functions. Prior to assuming this position, Mr. Slater served as our Vice President of Finance beginning in February 2006. Mr. Slater served as the Chief Financial Officer of Universal Solutions International, Inc., a provider of supply chain analysis and reverse logistic services, from January 2005 to December 2005 and as Vice President of Finance and Accounting as well as Secretary from July 2003 until December 2004. Prior to joining Universal Solutions, he served as Vice President of Accounting and Financial Reporting for Konover Property Trust Inc., a self-administered REIT, from 1999 to 2002. Mr. Slater graduated from North Carolina State University with a B.A. in Accounting and also is a certified public accountant.
     Audie G. Simmons. Mr. Simmons, age 51, has been our Senior Vice President of Operations since November 2006 and is responsible for all of our powerline and fleet operations.  He joined Pike Electric in 1975 as a groundman on a line construction crew. He advanced into field supervision in 1984, serving in various supervisory and management capacities. Mr. Simmons was an Assistant Vice President in Pike’s Central Region from 1992 to 1997 and served as Vice President of Fleet & Support Operations from September 1997 until November 2006. He served on our Board of Directors from 1998 through 2002.
     James R. Fox. Mr. Fox, age 60, has been our General Counsel, Corporate Secretary and Vice President of Risk Management since October 2006. His responsibilities include managing all legal matters as well as overseeing its human resources and risk management functions. Mr. Fox was previously a partner with Howrey & Simon in Washington, D.C. and Bell, Davis & Pitt in Winston Salem, North Carolina, where he spent over thirty years practicing in the areas of corporate law and complex litigation. He is licensed to practice in both the District of Columbia and North Carolina and is a member of the Bar of the Supreme Court of the United States as well as numerous other federal and state trial and appellate court bars. He serves as Chair of the North Carolina State Bar’s Grievance Committee and is a past Chair of its Disciplinary Hearing Committee. Mr. Fox received his bachelor’s degree in history from Trinity College of Duke University and his J.D. from the Duke University School of Law, where he was a member of the Editorial Board of the Duke Law Journal. Mr. Fox is a fellow of the American College of Trial Lawyers and is on the adjunct faculty of the Trial Advocacy Program at Elon University School of Law.
Employment and Other Agreements
     The following is a summary of certain compensation agreements that we have with, and certain plans that we maintain for, our executive officers, including the named executive officers, and other material information necessary to an understanding of the Summary Compensation Table and Grants of Plan-Based Awards table above.
     J. Eric Pike
     Mr. Pike entered into an amended and restated employment agreement with us on July 20, 2005 in anticipation of, and effective upon the closing of, our initial public offering. The employment agreement provides for an initial three-year employment term commencing August 1, 2005, after which the agreement automatically extends for additional one-year periods, subject to both Mr. Pike’s and our right to terminate the agreement upon at least 60 days written notice prior to the expiration of each such term.

     Under the agreement, Mr. Pike is entitled to a minimum annual base salary of $750,000, which may be adjusted upward by our Compensation Committee in its sole discretion. During each fiscal year, beginning with the fiscal year ending June 30, 2006, Mr. Pike is entitled to annual equity compensation consisting of (a) unrestricted and fully vested shares of common stock with a value of $250,000 and (b) a number of fully vested stock options equal to the quotient of $250,000 divided by one-half of the market value of our common stock on the grant date, so long as the Company achieves certain targeted financial results. The stock options have a term of ten years and have a per share exercise price equal to the fair market value of our common stock on the grant date. The shares of common stock and stock options are issued following the end of the applicable fiscal year and are not subject to any vesting or forfeiture provisions. The agreement also entitles Mr. Pike to use our aircraft for up to 50 flight hours per year for his personal use so long as this use does not interfere with the normal business use of the aircraft.
     Under the terms of the agreement with Mr. Pike, if his employment is terminated by us without Cause or by Mr. Pike for Good Reason (as such terms are defined below), Mr. Pike will be entitled to receive two years of his then current annual base salary and the continuation for two years of health, life, disability and other benefits that he was receiving as of the last day of his employment. In addition, all restricted stock and stock options then held by Mr. Pike will automatically become vested and exercisable.
     As defined in Mr. Pike’s employment agreement, “Cause” means Mr. Pike is either (a) convicted of a felony involving moral turpitude or (b) guilty of gross neglect or willful misconduct in carrying out his duties, resulting in harm to us, unless he acted in good faith in our best interests. Mr. Pike may terminate his employment for “Good Reason” if (i) he is assigned duties or responsibilities that are inconsistent with his position as President and Chief Executive Officer, (ii) he suffers a reduction in, or material interference with, the authorities and duties associated with his position, (iii) the duties of his position change materially from those at the date his employment agreement was executed or (iv) he is required to relocate to an employment location that is more than 50 miles from his employment location on the execution date of his employment agreement.
     If Mr. Pike becomes subject to excise taxes under Section 4999 of the Internal Revenue Code, we will make a tax gross-up payment to him in an amount sufficient to cover such excise taxes and any interest or penalties thereon. However, if such excise taxes would not be applicable if the value of his payments and benefits were reduced by 5%, Mr. Pike will forfeit the amount of such payments and benefits necessary to avoid incurring such excise taxes and we will not have an obligation to provide a tax gross-up payment in connection therewith. If required to forfeit a portion of the payments and benefits, Mr. Pike would choose the particular payments and benefits to be reduced.
     We may terminate Mr. Pike’s employment if, based upon independent medical advice, the Board of Directors determines that due to physical or mental illness Mr. Pike is unable to perform his customary duties for (a) 120 consecutive business days, if he fails to return to his duties within five days of written notice of the end of that 120-day period, or (b) 130 business days in any 12-month period. In any such event, Mr. Pike is entitled to a continuation of his base salary and other benefits during the 120-day or 130-day period.
     Mr. Pike is subject to a non-solicitation provision for 24 months after termination of his employment, as well as a confidentiality provision. In addition, Mr. Pike has agreed to refrain from engaging in certain activities that are competitive with us and our business for a period of five years after the termination of his employment. Mr. Pike is entitled to indemnification in his position to the fullest extent permitted by the laws of Delaware.
     The following table sets forth the amounts payable to Mr. Pike upon termination of his employment or a change in control.

			Termination
	Termination		without Cause or
	for Cause or	Termination	for Good Reason			Change- in-
	without	without Cause	following a	Termination	Termination	Control
Benefits and Payments	Good	or for Good	Change-in-	due to	due to	(No
Upon Termination	Reason	Reason	Control	Disability	Death	Termination)
Compensation:
Base Salary (1)	$—	$1,500,000	$1,500,000	$—	$—	$—
Unvested Stock Options (2)	—	5,563,908	5,563,908	—	—	5,563,908
Restricted Stock (3)	—	1,598,581	1,598,581	—	—	1,598,581
Benefits:
Health Insurance (4)	—	34,807	34,807	—	—	—
Excise tax gross-up (5)	—	2,950,344	2,950,344	—	—	2,407,848
Life Insurance (6)	—	—	—	—	850,000	—
Accidental Death and Dismemberment (7)	—	—	—	250,000	250,000	—
Disability Coverage (8)	—	—	—	3,435,000	—	—

Total:	$—	$11,647,640	$11,647,640	$3,685,000	$1,100,000	$9,570,337

(1)	Represents 24 months salary continuation.

(2)	Represents the value of unvested stock options held at June 30, 2007, based upon the amount by which the closing market price on June 29, 2007 ($22.38) of the shares of common stock underlying those options exceeded the exercise price of such options. These stock options would vest in full both upon a “change in control” under the terms of, and as defined in, each of our 2002 Stock Option Plan A, 2002 Stock Option Plan B and 2005 Omnibus Incentive Compensation Plan (each discussed below) and also under the terms of Mr. Pike’s employment agreement upon termination of his employment due to his resignation for “Good Reason” or termination without “Cause” (both as defined above).

(3)	Represents the value of restricted shares of common stock held at June 30, 2007, based upon the closing market price on June 29, 2007 ($22.38) of the shares of common stock. These restricted shares would vest in full both upon a “change in control” under the terms of, and as defined in, each of our 2002 Stock Option Plan A, 2002 Stock Option Plan B and 2005 Omnibus Incentive Compensation Plan (each discussed below) and also under the terms of Mr. Pike’s employment agreement upon termination of his employment due to his resignation for “Good Reason” or termination without “Cause” (both as defined above).

(4)	Represents the estimated incremental cost to us of health and dental plan continuation coverage for 24 months.

(5)	Represents estimated income tax gross-up payment.

(6)	Represents proceeds from Company paid term life insurance policy with the benefit equal to $100,000 plus one-times current salary.

(7)	Represents proceeds from Company provided accidental death and dismemberment policy.

(8)	Represents aggregate payments to the executive on a non-discounted basis, assuming full disability through age 65.
     Anthony K. Slater, Audie G. Simmons and James R. Fox
     Mr. Slater entered into an employment agreement with us on October 10, 2006 in connection with his promotion to Chief Financial Officer. Mr. Slater’s agreement provides for a base annual salary of $325,000, to be reviewed annually by the Compensation Committee of our Board, and participation in the other benefits available to our senior employees. The agreement also provided for the grant of 5,000 restricted shares of our common stock, which will vest in a lump sum on October 10, 2011, and the grant of options to purchase 30,000 shares of our common stock, which vest in equal amounts on November 1 of each of 2007, 2008, 2009, 2010 and 2011.
     Mr. Simmons entered into an employment agreement with us on November 20, 2006, after having over 25 years of operational experience with us, in connection with his promotion to Senior Vice President of Operations. Under Mr. Simmons’ employment agreement with us, he is paid a base salary of $410,852, to be reviewed annually by the Compensation Committee of our Board, and is entitled to participate in the other benefit plans available to our senior employees. Upon his appointment, he received 5,000 restricted shares of our common stock, which vest in a lump sum on November 27, 2011, and the grant of options to purchase 30,000 shares of our common stock, which vest in equal amounts on December 1 of each of 2007, 2008, 2009, 2010 and 2011.
     Mr. Fox entered into an employment agreement with us on October 10, 2006 in connection with his appointment as our General Counsel, Vice President of Risk Management and Corporate Secretary. Mr. Fox’s agreement provides for a base annual salary of $325,000, to be reviewed annually by the Compensation Committee of our Board, and participation in the other benefits available to our senior employees. The agreement also provided for the grant of 5,000 restricted shares of our common stock, which vest in a lump sum on October 10, 2011, and the grant of options to purchase 30,000 shares of our common stock, which vest in equal amounts on November 1 of each of 2007, 2008, 2009, 2010 and 2011.
     Under the terms of Messrs. Slater’s, Simmons’ and Fox’s employment agreements, if either the executive is terminated for any reason other than death, Disability or Cause or if he resigns with Good Reason (each as defined below), he will be entitled to (a) cash severance payments equal to 12 months of his annual base salary at the time of termination, payable in equal monthly installments and (b) continuation of his medical and health insurance benefits for a period equal to the lesser of (i) 12 months or (ii) the period ending on the date he first becomes entitled to health insurance benefits under any plan maintained by any person for whom he provides services as an employee or otherwise. If the executive’s employment is terminated for Cause, then he will be paid all accrued and unpaid base salary through the date of termination. Similarly, in the event that the executive resigns without Good Reason, he will be paid all accrued and unpaid base salary and any accrued and unpaid benefits through the date of termination, after which we will have no further obligations under his employment agreement. Finally, in the event of either the executive’s termination of employment due to his death or Disability, he or his estate will receive all accrued and unpaid base salary and any accrued and unpaid benefits through the date of termination, after which we will have no further obligations under his employment agreement.
     We provide life insurance with a death benefit of $100,000 plus one times current salary. Accidental death coverage provides an additional $250,000 benefit. Disability benefits include 100% of salary for the first six months and 60% of salary, up to $10,000 per month, through age 65.
     Under these employment agreements, the term “Cause” is defined as the executive’s (a) continued willful failure to substantially perform his duties, (b) willful engagement in gross misconduct materially and demonstrably injurious to us or (c) material breach of certain provisions of his employment agreement, such as non-competition and non-solicitation provisions, and his failure to cure such breach upon written notice by us, if any. “Good Reason” is defined in the employment agreements as meaning (a) a material reduction in executive’s title or responsibilities, (b) the requirement that the executive relocate to an employment location that is more than 50 miles from his employment location on the effective date of his employment agreement, or (c) our failure to cure our material breach of certain provisions of the employment agreements, such as employment duties and compensation provisions, upon written notice to us. Finally, “Disability” is defined as having the same meaning set forth in any long-term disability plan in which the executive participates, and in the absence of such a plan means that, due to physical or mental illness, the executive failed to perform his duties on a full-time basis for 180 consecutive days and did not return on a full-time basis before the end of such period.
     The employment agreements also contain confidentiality provisions and non-competition and non-solicitation covenants. Each executive has agreed to neither compete with us nor solicit our customers, suppliers or employees for the twelve months following termination of his employment. The foregoing severance benefits are subject to the executive entering into and not revoking a release of claims in favor of us and abiding by the these restrictive covenant provisions in his agreement.

     The following table sets forth the amounts payable to Messrs. Slater, Simmons and Fox upon termination of his employment, a “change in control” as defined below in the 2005 Omnibus Incentive Compensation Plan or a “company sale” as defined below in the 2002 Stock Option Plan A or 2002 Stock Option Plan B.

			Termination
	Termination	Termination	without Cause or			Change- in-
	for Cause or	without Cause	for Good Reason	Termination	Termination	Control
Benefits and Payments	without Good	or for Good	following a	due to	due to	(No
Upon Termination	Reason	Reason	Change-in-Control	Disability	Death	Termination)
Anthony K. Slater:
Base Salary (1)	$—	$325,000	$325,000	$—	$—	$—
Unvested Stock Options (2)	—	—	284,800	—	—	284,800
Restricted Stock (3)	—	—	268,560	—	—	268,560
Health Insurance (4)	—	17,403	17,403	—	—	—
Life Insurance (5)	—	—	—	—	425,000	—
Accidental Death & Dismemberment (6)	—	—	—	250,000	250,000	—
Disability Coverage (7)	—	—	—	3,442,100	—	—

Total:	$—	$342,403	$895,763	3,692,100	675,000	$553,360

Audie G. Simmons:
Base Salary (1)	$—	$410,852	$410,852	$—	$—	$—
Unvested Stock Options (2)	—	—	983,989	—	—	983,989
Restricted Stock (3)	—	—	300,989	—	—	300,989
Health Insurance (4)	—	17,403	17,403	—	—	—
Life Insurance (5)	—	—	—	—	510,852	—
Accidental Death & Dismemberment (6)	—	—	—	250,000	250,000	—
Disability Coverage (7)	—	—	—	1,755,826	—	—

Total:	$—	$428,255	$1,713,233	$2,005,826	760,852	$1,284,978

James R. Fox
Base Salary (1)	$—	$325,000	$325,000	$—	$—	$—
Unvested Stock Options (2)	—	—	119,100	—	—	119,100
Restricted Stock (3)	—	—	111,900	—	—	111,900
Health Insurance (4)	—	17,403	17,403	—	—	—
Life Insurance (5)	—	—	—	—	425,000	—
Accidental Death & Dismemberment (6)	—	—	—	250,000	250,000	—
Disability Coverage (7)	—	—	—	612,500	—	—

Total:	$—	$342,403	$573,403	$862,500	$675,000	$231,000

(1)	Represents 12 months salary continuation.

(2)	Represents the value of unvested stock options held at June 30, 2007, based upon the amount by which the closing market price on June 29, 2007 ($22.38) of the shares of common stock underlying those options exceeded the exercise price of such options. These stock options would vest in full upon a “change in control” under the terms of, and as defined in, each of our 2002 Stock Option Plan A, 2002 Stock Option Plan B and 2005 Omnibus Incentive Compensation Plan (each discussed below).

(3)	Represents the value of restricted shares of common stock held at June 30, 2007, based upon the closing market price on June 29, 2007 ($22.38) of the shares of common stock. These restricted shares would vest in full upon a “change in control” under the terms of, and as defined in, each of our 2002 Stock Option Plan A, 2002 Stock Option Plan B and 2005 Omnibus Incentive Compensation Plan (each discussed below).

(4)	Represents the estimated incremental cost to us of health and dental plan continuation coverage for 12 months.

(5)	Represents proceeds from Company paid term life insurance policy with the benefit equal to $100,000 plus one-times current salary.

(6)	Represents proceeds from Company provided accidental death and dismemberment policy.

(7)	Represents aggregate payments to the executive on a non-discounted basis, assuming full disability through age 65.

     Mark P. Thomson
     Mr. Thomson was appointed Vice President and Chief Information Officer effective November 27, 2006, and we entered into an employment agreement with him on that date substantially similar to those entered into with Messrs. Simmons, Slater and Fox. Pursuant to this employment agreement, his annual base salary was set at $331,500 per year, subject to increase at the discretion of the Compensation Committee of the Board of Directors. Mr. Thomson stepped down as our Vice President and Chief Information Officer effective September 7, 2007. On September 27, 2007, we entered into a separation agreement with him, which supersedes his employment agreement.
     Pursuant to the separation agreement, we agreed to pay Mr. Thomson $331,500 of previously agreed upon salary continuation payments so that he will receive monthly payments of $27,625 for twelve months, subject to applicable withholdings. In exchange, Mr. Thomson executed a general release in our favor in connection with the separation agreement and agreed to comply with the confidentiality, non-solicitation and non-competition provisions contained in and contemplated by his employment agreement. Mr. Thomson will be entitled to receive his medical and health coverage for a period ending on the earlier of September 7, 2008 or such time as he obtains other employment providing comparable benefits. Mr. Thomson’s unvested stock options and unvested shares of restricted common stock were forfeited upon his termination.
     The following table sets forth the estimated post-employment compensation and benefits payable to Mr. Thomson in connection with his separation from service:

Benefits and Payments Upon Separation from Service	Amount
Aggregate of Monthly Payments	$331,500
Continued Health Benefits	9,917

Total:	$341,417

   Compensation Plans
     The executives are eligible for awards of stock options, stock appreciation rights, restricted stock, cash incentive awards and other equity-based awards under our 2005 Omnibus Incentive Compensation Plan. In the event of a “change of control” of our company, any outstanding awards granted (e.g., options, restricted stock) then held by participants shall automatically be deemed exercisable and vested without restriction immediately prior to such change of control, and all performance units and cash incentive awards shall be paid out as if the date of the change of control were the last day of the applicable performance period and “target” performance levels had been obtained.
     For the purposes of our 2005 Omnibus Incentive Compensation Plan, a “change of control” occurs in the following circumstances: (a) when, during any 24 consecutive month period, individuals who were directors at the beginning of such period cease at any time during such period to constitute a majority of our Board; (b) upon a merger, consolidation or similar corporate transaction involving our company or, if voting securities are issued in connection with any such transaction, our subsidiaries; (c) upon the sale of all or substantially all of our assets to a person that is not an affiliate of us if stockholder approval is required under the laws our jurisdiction of incorporation; (d) when our stockholders approve a plan of complete liquidation or dissolution of us, unless such liquidation or dissolution is part of a transaction described in paragraphs (b) or (c) above that does not qualify as a change of control; or (e) when a person or group (other than Lindsay Goldberg & Bessemer L.P, us, our affiliates or any employee benefit plan sponsored or maintained by us or our affiliates) becomes the beneficial owner of our voting securities representing 20% or more of the combined voting power of our then outstanding voting securities and such percentage exceeds the voting power of our securities beneficially owned by Lindsay Goldberg & Bessemer L.P. and its affiliates.

     Prior to our IPO, all stock options were either granted under our 2002 Stock Option Plan A or 2002 Stock Option Plan B, which permitted the grant of nonqualified stock options to employees as incentives for performance and retention. Under the terms of both of these plans, in the event of a binding agreement for a “company sale,” all or a portion of the options then outstanding vest and become exercisable at the discretion of our Board committee designated to operate the plan. In the event that, pursuant to a company sale, more than 70% of our outstanding common stock is acquired for cash, this committee may cause each exercisable option to be converted into the right to receive cash. For purposes of these plans, “company sale” is defined as the sale of all or substantially all our assets or our outstanding voting securities by way of asset sale, merger or otherwise.
     Under the 2002 Stock Option Plan B, in addition to a company sale, options will also vest in full upon the occurrence of a “liquidity event.” As defined in the plan, a liquidity event means the first to occur of a change of control, liquidation, sale of all or substantially all of our assets or an IPO. Additionally, a change of control means any transaction that results in any person or group, other than LGB LLC and its affiliates, beneficially owning our securities representing both more than 50% of the voting power and more than the voting power owned by LGB LLC and its affiliates. Options granted under this plan shall not become exercisable, even if vested, unless a liquidity event has occurred. Upon the occurrence of a liquidity event and based on its nature, a certain number of options then outstanding shall become immediately exercisable pursuant to the plan’s prescribed formula for such event.
     Officer Retirement Benefits
     Upon the retirement of an officer who is at least 55 years of age and has been an employee for 10 years or more, such officer will receive (a) the company vehicle used by the officer at the time of retirement and (b) continued medical and dental coverage for the officer and the officer’s spouse until reaching age 65.
Securities Authorized for Issuance under our Equity Compensation Plans
     The following table contains information about our equity compensation plans as of June 30, 2007.

Number of Shares
	Number of Shares		Remaining Available
	to be Issued upon	Weighted-Average	for Future Issuance under
	Exercise of	Exercise Price	Equity Compensation Plans
	Outstanding	of Outstanding	(Excluding Shares
	Options and Rights	Options and Rights	Reflected in Column A)
Plan Category	(Column A)	(Column B)	(Column C)
Equity compensation plans approved by our stockholders	2,744,054	9.41	309,931
Equity compensation plans not approved by our stockholders	—	—	—
Total	2,744,054	9.41	309,931

PROPOSAL 2:
APPROVAL OF 2008 OMNIBUS INCENTIVE COMPENSATION PLAN
     On October 12, 2007, the Board adopted the 2008 Omnibus Incentive Compensation Plan (the “Plan”) subject to the approval of our stockholders. The Board has directed that the proposal to approve the Plan be submitted to our stockholders for their approval at the 2007 Annual Meeting. If approved by our stockholders, the Plan will become effective January 1, 2008. No awards have been made under the Plan.
     The Board of Directors believes that the Plan will further our compensation philosophy and programs. Our ability to attract, retain and motivate top quality management, employees, officers and non-employee directors is critical to our success. To this end, our Board has concluded that our ability to achieve these objectives will be enhanced by the ability to make grants under the Plan. Finally, the Board believes that the interests of Pike Electric and its stockholders will be advanced if we can continue to offer our employees, officers and non-employee directors the opportunity to acquire or increase their proprietary interests in Pike Electric. Although currently there are approximately 310,000 shares eligible for issuance pursuant to our 2005 Omnibus Incentive Compensation Plan, due to our IPO and recent management additions, our Board believes that the Plan is necessary for us to implement our equity compensation strategies. Our Board of Directors does not currently anticipate granting awards relating to more than 500,000 shares per fiscal year. As a result, we currently anticipate being able to provide grants under the Plan for at least five years.
     The material terms of the Plan are summarized below. This summary of the Plan is not intended to be a complete description of the Plan and is qualified in its entirety by the actual text of the Plan, which is attached as Appendix A to this Proxy Statement.
Material Features of the Plan
     General. The Plan provides that awards may be in any of the following forms: (i) options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) non-statutory stock options (“NSOs”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock awards, (v) restricted stock units (“RSUs”), (vi) performance units, (vii) cash incentive awards, (viii) deferred share units and (ix) other equity-based or equity-related awards.
     Plan Administration. The Plan would be administered by the Compensation Committee of our Board of Directors or such other committee as the board may designate to administer the Plan (the “Committee”). Subject to the terms of the Plan and applicable law, the Committee would have the sole authority to administer the Plan, including the authority to grant awards under the Plan, interpret the Plan, establish rules and make all other determinations necessary for the administration of the Plan. The Compensation Committee presently consists of Charles E. Bayless, James R. Helvey III, Daniel J. Sullivan and Louis F. Terhar, each of whom is a non-employee director of Pike Electric. Day-to-day administrative functions of the Plan will be performed by our employees, and the Committee may delegate to our officers or managers the authority to grant awards under the Plan.
     Shares Available For Awards. Subject to adjustment as provided below, the aggregate number of shares of our common stock that may be delivered pursuant to awards granted under the Plan would be 2,500,000, of which the maximum number of shares that may be delivered pursuant to ISOs granted under the Plan would be 500,000 and the maximum number of shares that may be delivered as restricted stock awards under the Plan would be 500,000. The maximum number of shares of our common stock with respect to which awards may be granted to any participant in the Plan in any fiscal year of Pike Electric would be 600,000. As noted above, our Board of Directors does not currently anticipate granting awards relating to more than 500,000 shares per fiscal year under the Plan. If an award granted under the Plan is forfeited, or otherwise expires, terminates or is canceled without the delivery of shares, then the shares covered by the forfeited, expired, terminated or canceled award will again be available to be delivered pursuant to awards under the Plan.
     In the event of any corporate event affecting the shares of our common stock, the Committee in its discretion may make such adjustments and other substitutions to the Plan and awards under the Plan as it deems equitable or desirable in its sole discretion. In addition, in connection with any acquisition by us of another company or combination with one of our affiliates, the Committee may grant awards in assumption of, or in substitution for, outstanding awards previously granted, except that awards issued in substitution for ISOs will reduce the number of shares of our common stock available for awards under the Plan.
     Any shares of our common stock issued under the Plan may consist, in whole or in part, of authorized and unissued shares of our common stock or of treasury shares of our common stock.
     Eligibility. Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of us or of our affiliates is eligible to participate in the Plan. As of June 30, 2007, approximately 6,000 employees and our four non-employee directors would have been eligible to receive grants under the Plan.
     Stock Options. The Committee may grant both ISOs and NSOs under the Plan. Except as otherwise determined by the Committee in an award agreement, the exercise price for options cannot be less than the fair market value (as defined in the Plan) of our common stock on the grant date. In the case of ISOs granted to an employee who, at the time of the grant of an option, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any of our affiliates, the exercise price cannot be less than 110% of the fair market value of a share of our common stock on the grant date. All options granted under the Plan will be NSOs unless the applicable award agreement expressly states that the option is intended to be an ISO. All terms and conditions of all grants of ISOs will be subject to and comply with Section 422 of the Code and the regulations promulgated thereunder. All ISOs and NSOs are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.
     Subject to the applicable award agreement, options will vest and become exercisable with respect to one-third of the shares of our common stock subject to such options on each of the first three anniversaries of the grant date. The term of each option will be determined by the Committee, except that no option will be exercisable after ten years from the grant date. The exercise price may be paid with cash (or its equivalent) or, in the sole discretion of the Committee, with previously acquired shares of our common stock or through delivery of irrevocable instructions to a broker to sell our common stock otherwise deliverable upon the exercise of the option (provided that there is a public market for our common stock at such time), or a combination of any of the foregoing, including cashless exercises.
     Stock Appreciation Rights. The Committee may grant SARs under the Plan either alone or in tandem with, or in addition to, any other award permitted to be granted under the Plan. SARs granted in tandem with, or in addition to, an award may be granted either at the same time as the award or at a later time. Subject to the applicable award agreement, the exercise price of each share of our common stock covered by a SAR cannot be less than the fair market value of such share on the grant date. Upon exercise of a SAR, the holder will receive cash, shares of our common stock, other securities, other awards, other property or a combination of any of the foregoing, as determined by the Committee, equal in value to the excess over the exercise price, if any, of the fair market value of the common stock subject to the SAR at the exercise date. All SARs are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Subject to the provisions of the Plan and the applicable award agreement, the Committee will determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR.

     The Committee may substitute, without the consent of affected participants or holders, SARs settled in cash or in shares of our common stock for outstanding NSOs. However, (i) the substitution must not modify the terms of any such outstanding NSOs, (ii) the number of shares of common stock underlying the SARs used in the substitution must be the same as the number of shares of common stock underlying such outstanding NSOs and (iii) the exercise price of the SARs used in the substitution must be equal to the exercise price of such outstanding NSOs.
     Restricted Shares and Restricted Stock Units. Subject to the provisions of the Plan, the Committee may grant restricted shares and RSUs. Restricted shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or the applicable award agreement, except that the Committee may determine that restricted shares and RSUs may be transferred by the participant. Upon the grant of a restricted share, a certificate will be issued and registered in the name of the participant and deposited by the participant, together with a stock power endorsed in blank, with us or a custodian designated by the Committee or us. Upon the lapse of the restrictions applicable to such restricted share, we or the custodian, as applicable, will deliver such certificate to the participant or his or her legal representative.
     An RSU will have a value equal to the fair market value of a share of our common stock. RSUs may be paid in cash, shares of our common stock, other securities, other awards or other property, as determined by the Committee, upon the lapse of restrictions applicable to such RSU or in accordance with the applicable award agreement. The Committee may, on such terms and conditions as it may determine, provide a participant who holds restricted shares or RSUs with dividends or dividend equivalents, payable in cash, shares of our common stock, other securities, other awards or other property. If a restricted share or RSU is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, the requirements described below in “— Performance Compensation Awards” must be satisfied.
     Performance Units. Subject to the provisions of the Plan, the Committee may grant performance units to participants. Performance units are awards with an initial value established by the Committee (or that is determined by reference to a valuation formula specified by the Committee or the fair market value of our common stock) at the time of the grant. In its discretion, the Committee will set performance goals that, depending on the extent to which they are met during a specified performance period, will determine the number and/or value of performance units that will be paid out to the participant. The Committee, in its sole discretion, may pay earned performance units in the form of cash, shares of our common stock or any combination thereof that has an aggregate fair market value equal to the value of the earned performance units at the close of the applicable performance period. Performance unit awards to any participant in the Plan cannot exceed $2,000,000 during any performance period. The determination of the Committee with respect to the form and timing of payout of performance units will be set forth in the applicable award agreement. The Committee may, on such terms and conditions as it may determine, provide a participant who holds performance units with dividends or dividend equivalents, payable in cash, shares of our common stock, other securities, other awards or other property. If a performance unit is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, the requirements below described in “— Performance Compensation Awards” must be satisfied.
     Cash Incentive Awards. Subject to the provisions of the Plan, the Committee may grant cash incentive awards payable upon the attainment of performance goals. Cash incentive awards to any participant in the Plan cannot exceed $2,000,000 during any performance period. If a cash incentive award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, the requirements described below in “— Performance Compensation Awards” must be satisfied.

     Other Stock-Based Awards. Subject to the provisions of the Plan, the Committee may grant to participants other equity-based or equity-related compensation awards, including deferred share units and vested stock. The Committee may determine the amounts and terms and conditions of any such awards.
     Performance Compensation Awards. The Committee may designate any award granted under the Plan (other than ISOs, NSOs and SARs) as a performance compensation award in order to qualify such award as “qualified performance-based compensation” under Section 162(m) of the Code. The Committee will, in its sole discretion, designate within the first 90 days of a performance period the participants who will be eligible to receive performance compensation awards in respect of such performance period. The Committee also will determine the length of performance periods, the types of awards to be issued, the performance criteria that will be used to establish the performance goals, the kinds and levels of performance goals and any performance formula used to determine whether a performance compensation award has been earned for the performance period. The performance criteria will be limited to one or more of the following:
—	Net income before or after taxes;

—	Earnings before or after taxes (including before interest, taxes, depreciation and amortization);

—	Operating income;

—	Earnings per share;

—	Return on shareholders’ equity;

—	Return on investment or capital;

—	Return on assets;

—	Level or amount of acquisitions,

—	Share price;

—	Profitability and profit margins;

—	Market share;

—	Revenues or sales (based on units or dollars);

—	Costs;

—	Cash flow;

—	Working capital; and

—	Safety and accident rates.
     These performance criteria may be applied on an absolute basis or be relative to one or more of our peer companies or indices or any combination thereof. To the extent required under Section 162(m) of the Code, the Committee will, within the first 90 days of the applicable performance period, define in an objective manner the method of calculating the performance criteria it selects to use for the performance period.
     The Committee may adjust or modify the calculation of performance goals for a performance period due to any unusual or extraordinary development or nonrecurring event affecting us, so long as that adjustment or modification does not cause the performance compensation award to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. In order to be eligible for payment in respect of a performance compensation award for a particular performance period, participants must be employed by us on the last day of the performance period (unless otherwise determined in the discretion of the compensation committee), the performance goals for such period must be satisfied and certified by the Committee and the performance formula must determine that all or some portion of the performance compensation award has been earned for such period. The Committee may, in its sole discretion, reduce or eliminate the amount of a performance compensation award earned in a particular performance period, even if applicable performance goals have been attained. In no event will any discretionary authority granted to the Committee under the Plan be used to grant or provide payment in respect of performance compensation awards for which performance goals have not been attained, increase a performance compensation award for any participant at any time after the first 90 days of the performance period or increase a performance compensation award above the maximum amount payable under the underlying award.
     Amendment and Termination of the Plan. Subject to applicable laws and the rules of the NYSE, the Plan may be amended, modified or terminated by our Board without the approval of our stockholders, except that stockholder approval will be required for any amendment that would (i) increase the maximum number of shares of our common stock available for awards under the Plan, (ii) increase the maximum number of shares of our common stock that may be delivered pursuant to ISOs granted under the Plan or (iii) modify the requirements for participation under the Plan. No modification, amendment or termination of the Plan that is adverse to a participant will be effective without the consent of the affected participant, unless otherwise provided by the Committee in the applicable award agreement.
     Repricing of Options and Reloads. The Plan includes a restriction providing that, without stockholder approval, neither the Committee nor the Board of Directors can (i) authorize any option grant to provide for “reload” rights, the automatic grant of options to the participant upon the exercise of options using shares or other equity, or (ii) amend or replace options previously granted under the Plan in a transaction that constitutes a “repricing” as that term is defined under the NYSE rules. Adjustments to the exercise price or number of common shares subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”
     Change of Control. The Plan provides that in the event of our change of control, unless otherwise provided in an individual award agreement or unless provision is made in connection with the change of control for assumption of or substitution for awards previously granted, then:
•	Any options and SARs outstanding as of the date the change of control is determined to have occurred will become fully exercisable and vested, as of immediately prior to the change of control;

•	All performance units and cash incentive awards will be paid out as if the date of the change of control were the last day of the applicable performance period and “target” performance levels had been attained; and

•	All other outstanding awards will automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto will lapse as of immediately prior to such change of control.
     Unless otherwise provided pursuant to an award agreement, a change of control is defined to mean any of the following events, generally:
•	A change in the composition of a majority of our board of directors that is not supported by the incumbent board of directors;

•	The consummation of a merger, reorganization or consolidation whereby our stockholders immediately before the transaction do not own securities representing more than 50% of the voting power of the securities of the surviving company and our directors before the transaction do not comprise a majority of the directors of the surviving company;

•	The sale or other disposition of all or substantially all of our assets;

•	An acquisition by any individual, entity or group of beneficial ownership of 35% or more of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors; or

•	The approval by our stockholders of a plan of our complete liquidation or dissolution.

     Term of the Plan. No award can be granted under the Plan after January 1, 2018, the tenth anniversary of the Plan’s effective date.
U.S. Federal Income Tax Consequences
     The following is a general summary of the U.S. federal income tax rules relevant to participants in the Plan, based upon the Internal Revenue Code of 1986, as amended, (the “Code”) as in effect on the date hereof. These rules are highly technical and subject to change in the future. Because U.S. federal income tax consequences will vary as a result of individual circumstances, each participant should consult his or her personal tax advisor with regards to the tax consequences of participating in the Plan. Moreover, the following summary relates only to U.S. federal income tax treatment, and the state, local and foreign tax consequences may be substantially different.
     Non-Qualified Stock Options (NQOs) and Stock Appreciation Rights (SARs). A participant will not recognize taxable income at the time of grant of a NQO or SAR, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), upon exercise of a NQO, equal to the excess of the fair market value of the shares of our common stock purchased over their exercise price and, upon exercise of an SAR, equal to the fair market value of any shares of our common stock delivered or cash paid. The Company will generally be entitled to a corresponding U.S. federal income tax deduction at the same time the participant recognizes ordinary income.
     Incentive Stock Options (ISOs). A participant will not recognize taxable income at the time of grant of an ISO or, except for alternative minimum tax purposes, upon exercise of an ISO. If the shares of our common stock acquired by exercise of an ISO are held for the longer of two years from the date the option was granted or one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within two years from the date the option was granted or one year from the date the shares were transferred, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and the Company generally will be entitled to a corresponding U.S. federal income tax deduction.
     Restricted Stock and RSUs (RSUs). A recipient of Restricted Stock or RSUs generally does not recognize income and the Company generally is not entitled to a deduction at the time of grant. Instead, the recipient recognizes compensation income and the Company is entitled to a deduction on the date on which vesting occurs (“Vesting Date”) in the case of Restricted Stock, or on the date on which stock is issued or cash is paid in the case of RSUs. The amount of income recognized and the amount of the Company’s deduction will equal the fair market value of the vested stock on the Vesting Date in the case of Restricted Stock, or on the date on which stock is issued or cash is paid in the case of RSUs. However, if permitted by the terms of the award, the recipient may elect to include in income the fair market value of Restricted Stock at the time of grant. If such election is made, the Company’s deduction will equal the fair market value of the Restricted Stock at the time of grant. Any dividends on Restricted Stock, or dividend equivalents with respect to RSUs, paid to the recipient prior to the Vesting Date will be includible in the recipient’s income as compensation and deductible as such by the Company.
     Other Awards. A recipient of Cash Incentive Award, Performance Unit or equity-based or equity related Award generally should not recognize income and the Company generally should not entitled to a deduction at the time of grant. Instead, the recipient generally will recognize compensation income and the Company generally will be entitled to a deduction on the date on which such award is paid or otherwise settled. The tax consequences may vary depending on the exact terms of the Cash Incentive Award, Performance Unit, or equity-based or equity related Award. Any dividend equivalents with respect to any Award, paid to the recipient prior to the date such Award is paid or otherwise settled generally will be includible in the recipient’s income as compensation and deductible as such by the Company.
     Section 162(m) Limit. The Plan is designed to enable the Company to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Code. Section 162(m) provides that the Company may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year if such compensation is not performance based or does not comply with other exceptions. It is anticipated that all ISOs, NQOs, SARs and other performance-based Awards, including performance-based Restricted Stock and performance-based RSUs paid in accordance with the Plan, will be deductible as performance-based compensation and not subject to the $1 million limitation. Performance-based awards qualify as performance-based compensation if they are conditioned on the achievement of one or more of the performance measures described under “Performance Compensation Awards” above and satisfy certain other requirements of Section 162(m) of the Code. To satisfy the requirements that apply to performance-based compensation, those performance measures, the Plan’s eligibility terms, and the share and dollar maximums on individual participant awards (specified above under “Shares Available for Awards”) must be approved by the Company’s shareholders, and approval of the Plan will also constitute approval of these elements of the Plan.
     Section 409A. It is intended that awards granted under the Plan will satisfy the requirements of Section 409A of the Code and any regulations or guidance that may be adopted thereunder from time to time, including any transition relief available under applicable guidance related to Section 409A of the Code.
Vote Required for Approval
     The affirmative vote of the holders of a majority of the shares present at the 2007 Annual Meeting, in person or by proxy, and entitled to vote on the Plan is required to approve the Plan.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PLAN.

PROPOSAL 3:
RATIFICATION OF OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL 2007
     The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending June 30, 2008. This selection is being presented to our stockholders for ratification at the 2007 Annual Meeting. Representatives of Ernst & Young are expected to be present at the 2007 Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.
     We paid Ernst & Young a total of $1,278,000 for professional services rendered for the year ended June 30, 2007 and $1,279,000 for professional services rendered for the year ended June 30, 2006. The following table provides information about these fees.

Fee Category	Fiscal 2007	Fiscal 2006
Audit Fees (1)	$992,000	$1,138,000
Audit-Related Fees	$—	$—
Tax Fees (2)	$192,000	$141,000
All Other Fees (3)	$94,000	$—

Total Fees	$1,278,000	$1,279,000

(1)	Audit fees consisted of fees for the audit of our annual financial statements and quarterly reviews, the filing of our registration statement and related comfort letters, consents and comment letters filed with or submitted to the SEC. For fiscal 2007, these fees include fees billed for professional services rendered for the audit of management’s assessment of the effectiveness of internal control over financial reporting.

(2)	Tax fees principally consisted of fees for tax compliance and tax advice, planning and consultations.

(3)	All other fees consist of fees billed for products and services other than the services reported above. For fiscal year 2007, this category included fees billed for matters related to strategic planning and litigation consultation.
     The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be performed by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2008.

REPORT OF THE AUDIT COMMITTEE
     The Audit Committee has reviewed and discussed with management our audited financial statements for the year ended June 30, 2007. The Audit Committee has reviewed and discussed with Ernst & Young LLP, our independent registered public accounting firm, our audited financial statements and the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.
     The Audit Committee has also received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed the matters disclosed in the letter and the independence of Ernst & Young with representatives of that firm. The Audit Committee also considered whether the provision by Ernst & Young of the non-audit services discussed under “Proposal 3 — Ratification of the Independent Registered Public Accounting Firm for Fiscal 2008” is compatible with maintaining the auditors’ independence and determined that such non-audit services were compatible with maintaining Ernst & Young’s independence.
     Based on its discussions with management and Ernst & Young, and its review of the representations and information provided by management and Ernst & Young, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2007 for filing with the SEC.

Sincerely, James R. Helvey III, Chairman Charles E. Bayless Louis F. Terhar

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
     The Company, LGB Pike II LLC, a company affiliated with Lindsay Goldberg and Bessemer, and certain other stockholders are parties to a stockholders agreement. The stockholders agreement relates to the matters described below.
     Restrictions on Transfer of Shares. Under the terms of the stockholders agreement, each stockholder has agreed not to transfer or sell any shares of common stock unless such transfer or sale is pursuant to an effective registration statement or unless consented to by the Company.
     Corporate Governance. The stockholders agreement provides that J. Eric Pike will have the right to a seat on our board of directors so long as he serves as our Chief Executive Officer and controls at least 1,321,965 shares of the Company’s common stock. So long as Mr. Pike has the right to a seat on the board of directors, LGB Pike II LLC and its affiliates are required to vote their shares of common stock in favor of Mr. Pike’s election as a director.
     Registration Rights. The stockholders agreement provides that LGB Pike II LLC and its affiliates and the other stockholders party to the stockholders agreement, including certain of our Named Executive Officers, have registration rights with respect to their stock. LGB Pike II LLC and its affiliates have the right to require the Company to file registration statements, or “demand registrations,” covering shares of the Company’s common stock they hold. On September 7, 2006, the Company filed such a shelf registration statement registering the resale of 8,000,000 shares of our common stock held by LGB Pike II LLC. This shelf registration statement was declared effective by the SEC on September 20, 2006. In addition to its rights with respect to demand registrations, each of LGB Pike II LLC and its affiliates and the other stockholders party to the stockholders agreement has “piggyback” registration rights. If the Company proposes to register any of its securities for sale for its own account, other than a registration in connection with an employee benefit or similar plan or an acquisition or an exchange offer, the Company will be required to give each party to the stockholders agreement the opportunity to participate in such registration.
     Review of Related Person Transactions. Our Code of Business Conduct covers the review and approval of conflict of interest situations and related person transactions. Under the Code of Business Conduct, all conflicts of interest or related person transactions involving members of our Board of Directors or our executive officers must be reported to and approved by the Board of Directors or its Nominating and Governance Committee.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and certain persons who beneficially own more than 10% of our common stock, or Reporting Persons, to file reports with the SEC disclosing their ownership of and transactions in our common stock and other equity securities of Pike Electric. Whenever a Reporting Person files such a report with the SEC, the Reporting Person is also required to send us a copy. Based solely on our review of the copies of such reports we received and written representations that no other reports were required for such persons, we believe that, during fiscal year 2007, all filing requirements applicable to our executive officers, directors and such greater than 10% stockholders were complied with on a timely basis, except that Mr. Helvey filed a late Form 4 on August 24, 2006 reporting the grant of shares of restricted common stock on August 1, 2006 for his service as a director, Messrs. Simmons and Thomson filed late Form 4s on January 16, 2007 reporting the grants of options to purchase shares of common stock on December 1, 2006, and Messrs. Bayless and Terhar filed late Form 4s on June 8, 2007 reporting the grant of shares of restricted common stock on June 2, 2007 from the Company for their service as directors. Mr. Terhar also filed a late Form 4 on July 5, 2006 reporting the purchase of shares of common stock on June 6, 2006 for the prior fiscal year.
OTHER MATTERS
     We know of no other matters to be submitted or considered at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our Board of Directors may recommend.
ANNUAL REPORT ON FORM 10-K
     We filed an Annual Report on Form 10-K with the SEC on August 31, 2007. Our Internet address is http://www.pike.com. We make available through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Stockholders may also obtain a copy of this report, without charge, by writing to Investor Relations, 100 Pike Way, Mount Airy, North Carolina 27030.

By Order of the Board of Directors, James R. Fox Corporate Secretary
October 25, 2007

Appendix A
Pike Electric Corporation
2008 Omnibus Incentive Compensation Plan
     SECTION 1. Purpose. The purpose of this Pike Electric Corporation 2008 Omnibus Incentive Compensation Plan is to promote the interests of Pike Electric Corporation, a Delaware corporation (the “Company”), and its stockholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company and its Affiliates and (b) enabling such individuals to participate in the long-term growth and financial success of the Company.
     SECTION 2. Definitions. As used herein, the following terms have the meanings set forth below:
     “Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.
     “Award” means any award that is made to a Participant under Section 6.
     “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, require execution or acknowledgment by a Participant.
     “Beneficial Ownership” or “Beneficial Owners” have the meanings assigned to those terms in Rule 13d-3 under the Exchange Act.
     “Board” means the Board of Directors of the Company.
     “Cash Incentive Award” has the meaning specified in Section 6(g).
     “Change in Control” means the occurrence of any of the following events:
          (a) at any time during any period of 24 consecutive months at least a majority of the Board shall cease to consist of “directors of the Company who either were directors at the beginning of such period or who subsequently became directors and whose election, or nomination for election by the Company’s stockholders, was approved by a majority of the then Incumbent Directors (“Incumbent Directors”); or
          (b) any “person” or “group,” as determined in accordance with Section 13(d)(3) of the Exchange Act (other than (A) any Subsidiary or employee benefit plan (or related trust or fiduciary) sponsored or maintained by the Company or an Affiliate or (B) Lindsay Goldberg & Bessemer L.P. and its affiliates) acquires Beneficial Ownership of thirty-five percent (35%) or more of the combined voting power of the then outstanding Company Voting Securities, unless such acquisition is approved by a majority of the directors of the Company in office immediately preceding such acquisition; or
          (c) the consummation of a merger, consolidation, statutory share exchange or similar transaction to which the Company or any Subsidiary is a party (a “Merger”), unless immediately following the Merger:
     (1) the Beneficial Owners of the Company Voting Securities outstanding immediately prior to such Merger are the Beneficial Owners of more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Merger (including a corporation or other entity that as a result of such Merger directly or indirectly owns the Company or all or substantially all the Company’s assets) (the “Continuing Company”), provided such Beneficial Ownership is attributable solely to Company Voting Securities held immediately prior to such Merger; and
     (2) at least a majority of the members of the board of directors (or equivalent body) of the Continuing Company are Incumbent Directors; or
          (d) the consummation of the sale of all, or substantially all, of the Company’s assets; or
          (e) the stockholders of the Company approve a plan of complete liquidation of the Company.
Notwithstanding the foregoing, with respect to any Awards that provide or may provide for a deferral of compensation within the meaning of Section 409A of the Code and that provide for an accelerated payment in connection with a Change of Control, “Change of Control” shall then have the meaning set forth in Section 409A of the Code.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, together with the rules, regulations and interpretations promulgated thereunder.
     “Committee” means the Compensation Committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.
     “Company Voting Securities” means the securities eligible to vote for the election of the Board.
     “Deferred Share Unit” means a deferred share unit Award that represents an unfunded and unsecured promise to deliver Shares in accordance with the terms of the applicable Award Agreement.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, together with the rules, regulations and interpretations promulgated thereunder.
     “Exercise Price” means (a) in the case of Options, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of SARs, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant.
     “Fair Market Value” means
          (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee; and
          (b) with respect to the Shares, as of any date, (i) if the Shares are listed on the NYSE or any other exchange or quotation system, the mean between the high and low sales prices of the Shares on such exchange or quotation system for such date or, if no sales occur on such date, then on the next preceding date on which there were sales of Shares; or (ii) in the event the Shares are not listed on an exchange or quotation system, the fair market value of the Shares as determined in good faith by the Committee, in each case with respect to this clause (b), as determined in accordance with Section 409A of the Code to the extent required under Section 409A of the Code.
     “Incentive Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6 and (b) is intended to be and is specifically designated as an “incentive stock option” within the meaning of Section 422 of the Code.

     “Independent Director” means a member of the Board who is neither (a) an employee of the Company nor (b) an employee of any Affiliate, and who, at the time of acting, is a “Non-Employee Director” under Rule 16b-3.
     “IRS” means the Internal Revenue Service or any successor thereto and includes the staff thereof.
     “Nonqualified Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6 and (b) is not an Incentive Stock Option.
     “NYSE” means the New York Stock Exchange or any successor thereto.
     “Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.
     “Participant” means any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or its Affiliates who is eligible for an Award under Section 5 and who is selected by the Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to Section 4(c).
     “Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6(e).
     “Performance Criteria” means the criterion or criteria that the Committee selects for purposes of establishing a Performance Goal for a Performance Period with respect to any Performance Compensation Award, Performance Unit or Cash Incentive Award under the Plan.
     “Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award, Performance Unit or Cash Incentive Award of a particular Participant, whether all, a portion or none of the Award has been earned for the Performance Period.
     “Performance Goal” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.
     “Performance Period” means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award, Performance Unit or Cash Incentive Award.
     “Performance Unit” means an Award under Section 6(f) that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee or the Fair Market Value of Shares), which value may be paid to the Participant by delivery of such property as the Committee shall determine, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.
     “Plan” means this Pike Electric Corporation 2008 Omnibus Incentive Compensation Plan, as in effect from time to time.
     “Restricted Share” means a Share delivered under the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

     “RSU” means a restricted stock unit Award that is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.
     “Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.
     “SAR” means a stock appreciation right Award that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.
     “SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.
     “Shares” means shares of common stock of the Company or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(b).
     “Subsidiary” means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its stock.
     “Substitute Awards” have the meaning specified in Section 4(c).
     “Substituted Options” have the meaning specified in Section 6(c)(v).
     “Substitution SARs” have the meaning specified in Section 6(c)(v).
     SECTION 3. Administration.
          (a) Composition of Committee. The Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board; provided that to the extent necessary to comply with the rules of the NYSE and Rule 16b-3 and to satisfy any applicable requirements of Section 162(m) of the Code and any other applicable laws or rules, the Committee shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall (i) qualify as “outside directors” under Section 162(m) of the Code and (ii) meet the independence requirements of the NYSE.
          (b) Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee is authorized to grant Awards under the Plan, to construe and interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that any permitted accelerations, deferrals or payments in respect of any Award granted under the Plan shall comply with all applicable requirements of Section 409A of the Code, including the timing of any deferral elections and the timing and form of payments. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons, including the Company, any Affiliate, any Participant, any person validly claiming under or through any Participant, any holder or beneficiary of any Award and any stockholder. The Company shall effect the granting of Awards under the Plan in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as are approved by the Committee.
          (c) Indemnification. No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.
          (d) Delegation of Authority to Senior Officers. The Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more senior officers of the Company the authority to make grants of Awards to officers (other than executive officers), employees and consultants of the Company and its Affiliates (including any prospective officer, employee or consultant).
          (e) Awards to Independent Directors. Notwithstanding anything to the contrary contained herein, the Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to Independent Directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.
     SECTION 4. Shares Available for Awards.
          (a) Shares Available. Subject to adjustment as provided in Section 4(b), (i) the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be 2,500,000, of which the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be 500,000 and the maximum number of Shares that may be delivered pursuant to Awards of Restricted Shares under the Plan shall be 500,000 and (ii) the maximum number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company shall be 600,000. If, after the effective date of the Plan, any Award granted under the Plan is forfeited, or otherwise expires, terminates or is canceled without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or canceled Award shall again become available to be delivered pursuant to Awards under the Plan. If Shares issued upon exercise, vesting or settlement of an Award, or Shares owned by a Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six months), are surrendered or tendered to the Company in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall again become available to be delivered pursuant to Awards under the Plan.
          (b) Adjustments for Changes in Capitalization and Similar Events. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may:
          (i) in such manner as it may deem equitable or desirable, adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan (as provided in Section 4(a)), and (2) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company, and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price with respect to any Award;
          (ii) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancellation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR; and
          (iii) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.
          (c) Substitute Awards. Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall not be counted against the aggregate number of Shares available for Awards under the Plan.
          (d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.
     SECTION 5. Eligibility. Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any of its Affiliates shall be eligible to be designated a Participant.

     SECTION 6. Awards.
          (a) Types of Awards. Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Performance Units, (vi) Cash Incentive Awards, (vii) Deferred Share Units and (viii) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.
          (b) Options.
          (i) Grant. Subject to the provisions of the Plan, the Committee has sole and plenary authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, whether the Option will be an Incentive Stock Option or a Nonqualified Stock Option and the conditions and limitations applicable to the vesting and exercise of the Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.
          (ii) Exercise Price. Except as otherwise established by the Committee at the time an Option is granted and set forth in the applicable Award Agreement, the Exercise Price of each Share covered by an Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the per Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant. Options are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.
          (iii) Exercisability. Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, an Option may only be exercised to the extent that it has already vested at the time of exercise. Except as otherwise specified by the Committee in the applicable Award Agreement, Options shall become vested and exercisable with respect to one-third of the Shares subject to such Options on each of the first three anniversaries of the date of grant.
          (iv) Method of Exercise. An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the

Company, and the Participant has paid to the Company an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld.
          The Exercise Price due upon exercise of any Option shall be payable to the Company in full either: (A) in cash or its equivalent or (B) in the Committee’s sole and plenary discretion, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price (provided that the shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the option price unless such shares had been acquired by the Participant on the open market), or (C) by a combination of (A) and (B).
          As soon as practicable after notification of exercise and full payment, the Company shall deliver the shares to the Participant in an appropriate amount based upon the number of shares purchased under the Option.
          Notwithstanding the foregoing provisions of this paragraph 6(b)(iv), the Committee, in its sole and plenary discretion, may also allow (A) cashless exercises or (B) exercises by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.
          (v) Expiration. Except as otherwise set forth in the applicable Award Agreement, each Option shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option is granted and (B) 90 days after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates. In no event may an Option be exercisable after the tenth anniversary of the date the Option is granted.
          (c) SARs.
          (i) Grant. Subject to the provisions of the Plan, the Committee has sole and plenary authority to determine the Participants to whom SARs shall be granted, the number of Shares to be covered by each SAR, the Exercise Price thereof and the conditions and limitations applicable to the exercise thereof. SARs may be granted in tandem with another Award, in addition to another Award or freestanding and unrelated to another Award. SARs granted in tandem with, or in addition to, an Award may be granted either at the same time as the Award or at a later time.
          (ii) Exercise Price. Except as otherwise established by the Committee at the time a SAR is granted and set forth in the applicable Award Agreement, the Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted). SARs are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.
          (iii) Exercise. A SAR shall entitle the Participant to receive an amount equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole and plenary discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.
          (iv) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate or desirable.

          (v) Substitution SARs. The Committee may substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in Shares (or SARs settled in Shares or cash in the Committee’s discretion) (“Substitution SARs”) for outstanding Nonqualified Stock Options (“Substituted Options”); provided that (A) the substitution shall not otherwise result in a modification of the terms of any Substituted Option, (B) the number of Shares underlying the Substitution SARs shall be the same as the number of Shares underlying the Substituted Options and (C) the Exercise Price of the Substitution SARs shall be equal to the Exercise Price of the Substituted Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.
          (d) Restricted Shares and RSUs.
          (i) Grant. Subject to the provisions of the Plan, the Committee has sole and plenary authority to determine the Participants to whom Restricted Shares and RSUs shall be granted, the number of Restricted Shares and RSUs to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and the other terms and conditions of such Awards.
          (ii) Transfer Restrictions. Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that the Committee may in its discretion determine that Restricted Shares and RSUs may be transferred by the Participant. Certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company or such other custodian as may be designated by the Committee or the Company, and shall be held by the Company or other custodian, as applicable, until such time as the restrictions applicable to such Restricted Shares lapse. Upon the lapse of the restrictions applicable to such Restricted Shares, the Company or other custodian, as applicable, shall deliver such certificates to the Participant or the Participant’s legal representative.
          (iii) Payment/Lapse of Restrictions. Each RSU shall have a value equal to the Fair Market Value of a Share. RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. If a Restricted Share or an RSU is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for the restrictions applicable thereto to lapse.
          (e) Performance Compensation Awards.
          (i) General. The Committee has the authority, at the time of grant of any Award, to designate such Award (other than Options and SARs) as a Performance Compensation Award in order to qualify such Award as “qualified performance-based compensation” under Section 162(m) of the Code or to qualify such Award as “performance-based compensation” under Section 409A of the Code. Options and SARs granted under the Plan shall not be included among Awards that are designated as Performance Compensation Awards under this Section 6(e).
          (ii) Eligibility. The Committee shall, in its sole discretion, designate within the time period prescribed under Section 162(m) of the Code which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such

Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6(e). Designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder.
          (iii) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee has full discretion to select the length of such Performance Period, the types of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goals, and the Performance Formula. Within the time period prescribed under Section 162(m) of the Code, the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.
          (iv) Performance Criteria. Notwithstanding the foregoing, the Performance Criteria that will be used to establish the Performance Goals shall be (A) based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions, regions, departments, operational units, or any combination of the foregoing, (B) established within the time period prescribed by Section 162(m) of the Code, and (C) limited to one or more of the following:
— Net income before or after taxes;
— Earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization);
— Operating income;

— Earnings per share;

— Return on shareholders’ equity;

— Return on investment or capital;

— Return on assets;

— Level or amount of acquisitions,

— Share price;

— Profitability and profit margins;

— Market share;

— Revenues or sales (based on units or dollars);

— Costs;

— Cash flow;

— Working capital; and

— Safety and accident rates.
          (v) Modification of Performance Goals. The Committee is authorized at any time within the time period permitted by Section 162(m) of the Code, or any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), in its sole and plenary discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.
          (vi) Payment of Performance Compensation Awards.
          (A) Condition to Receipt of Payment. A Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated after the beginning of the Performance Period for which a Performance Compensation Award is made or to the designee or estate of a Participant who died prior to the last day of a Performance Period.
          (B) Limitation. A Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goals for such period are achieved and certified by the Committee in accordance with Section 6(e)(vi)(C), and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.
          (C) Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6(e)(vi)(D).
          (D) Negative Discretion. In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained.
          (E) Timing of Award Payments. The Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by Section 6(e)(vi)(C), unless the Committee shall determined that any Performance Compensation Award shall be deferred to a date no later than the short-term deferral period provided under Section 409A of the Code.
          (F) Discretion. In no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, (2) increase a Performance Compensation Award for any Participant at any time after the time period prescribed under Section 162(m) of the Code, or (3) increase a Performance Compensation Award above the maximum amount payable under Sections 4(a) or 6(g) of the Plan.

          (f) Performance Units.
          (i) Grant. Subject to the provisions of the Plan, the Committee has sole and plenary authority to determine the Participants to whom Performance Units shall be granted.
          (ii) Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant.
          (iii) Earning of Performance Units. Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Goals have been achieved. No Performance Unit under the Plan shall permit a payment to any Participant in excess of $2,000,000 during any Performance Period.
          (iv) Form and Timing of Payment of Performance Units. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that has an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement. If a Performance Unit is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code or “performance based compensation” under Section 409A of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.
          (g) Cash Incentive Awards. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, has the authority to grant Cash Incentive Awards. The Committee shall establish Cash Incentive Award levels to determine the amount of a Cash Incentive Award payable upon the attainment of Performance Goals. No Cash Incentive Award under the Plan for any Participant shall exceed $2,000,000 during any Performance Period. If a Cash Incentive Award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code or “performance based compensation” under Section 409A of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.
          (h) Other Stock-Based Awards. Subject to the provisions of the Plan, the Committee has the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including, but not limited to, Deferred Share Units and fully-vested Shares) in such amounts and subject to such terms and conditions as the Committee shall determine, provided that any such Awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.
          (i) Dividend Equivalents. In the sole and plenary discretion of the Committee, an Award, other than an Option, SAR or Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, in accordance with Section 409A of the Code, to the extent applicable, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional Shares, Restricted Shares or other Awards.

     SECTION 7. Amendment and Termination.
          (a) Amendments to the Plan. Subject to any government regulation, to any requirement that must be satisfied if the Plan is intended to be a shareholder approved plan for purposes of Section 162(m) of the Code and to the rules of the NYSE or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan (provided, that any adjustment under Section 4(b) shall not constitute an increase for purposes of this Section 7(a)) or (ii) change the class of employees or other individuals eligible to participate in the Plan. No modification, amendment or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofor have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement. Notwithstanding the foregoing, the Company reserves the right to amend the Plan, by action of the Board or the Committee without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A of the Code.
          (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofor granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofor granted shall not to that extent be effective without the consent of the impaired Participant, holder or beneficiary. Notwithstanding the foregoing, the Company reserves the right to amend any Award granted under the Plan, by action of the Board or the Committee without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A of the Code.
          (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) or the occurrence of a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancellation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR, and (iii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by canceling and terminating any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.
          (d) Prohibition of Certain Amendments and Adjustments. Absent certain unusual or nonrecurring events, neither the Board nor the Committee shall, without further approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option to reduce the Exercise Price or (ii) cancel any Option and replace it with an award having a lower Exercise Price. The foregoing sentence is intended to prohibit the repricing of “underwater” Options and shall not be construed to prohibit the adjustments provided for in Section 7(b) and (c) of this Plan. Furthermore, neither the Board nor the Committee shall, without further approval of the stockholders of the Company, authorize any Option grant to provide for automatic “reload” rights, the automatic grant of Options to the Optionee upon the exercise of Options using Shares or other equity.
     SECTION 8. Change of Control. In the event of a Change of Control after the date of the adoption of the Plan, unless (i) otherwise provided in the applicable Award Agreement or (ii) provision is made in connection with the Change of Control for (A) assumption of Awards previously granted or (B) substitution for previously granted Awards with new awards (which, in the discretion of the Committee, may have the same vesting schedule as the awards assumed) covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable:
          (a) any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control;
          (b) all Performance Units and Cash Incentive Awards shall be paid out as if the date of the Change of Control were the last day of the applicable Performance Period and “target” performance levels had been attained; and
          (c) all other outstanding Awards (i.e., other than Options, SARs, Performance Units and Cash Incentive Awards) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control.
Notwithstanding the foregoing, nothing contained in this Section 8 shall affect the Committee’s authority to make the adjustments provided in Section 7(c) in the event of a Change of Control.
     SECTION 9. General Provisions.
          (a) Nontransferability. Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.
          (b) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.
          (c) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the NYSE or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
          (d) Withholding. A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate has the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.
          (e) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.
          (f) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares and other types of equity-based awards (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.
          (g) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
          (h) No Rights as Stockholder. No Participant or holder or beneficiary of any Award has any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares. Except as otherwise provided in Section 4(b), Section 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.
          (i) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

          (j) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
          (k) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.
          (l) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other hand. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.
          (m) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
          (n) Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the IRS or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.
          (o) Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.
          (p) Compliance with Code Section 409A. The Plan is intended to comply with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent.

          (q) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
     SECTION 10. Term of the Plan.
          (a) Effective Date. The Plan shall be effective as of January 1, 2008, subject to approval by the holders of the Company’s common stock, in accordance with applicable law and the listing requirements of the NYSE, at the annual Meeting of Stockholders held on December 5, 2007 or any adjournment thereof.
          (b) Expiration Date. No Award shall be granted under the Plan after December 31, 2017. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, nevertheless continue thereafter.

PIKE ELECTRIC CORPORATION 100 PIKE WAY MT. AIRY, NC 27030 VOTE BY INTERNET — www.proxyvote.com x Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Pike Electric Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage- paid envelope we have provided or return it to Pike Electric Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: PIKEL1 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
PIKE ELECTRIC CORPORATION THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 AND 3 Vote On Directors 1. ELECTION OF DIRECTORS Nominees: For All Withhold All
For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ~S.CONT01) J. Eric Pike 05) Robert D. Lindsay ~S.CONT02) Charles E. Bayless 06) Daniel J. Sullivan 03) Adam P. Godfrey 07) Louis F. Terhar 04) James R. Helvey III Vote On Proposals 2. Proposal to approve the adoption of the Pike Electric Corporation 2008 Omnibus Incentive Compensation Plan. For Against Abstain
0 0 0 0 0 0 3. Proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008. 4. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion. Please indicate if you plan to attend this meeting. Yes            No 0 0 Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Pike Electric Corporation THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS December 5, 2007 The stockholder(s) hereby appoint(s) James R. Fox and Anthony K. Slater, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Pike Electric Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m., Eastern Time on Wednesday, December 5, 2007, at the Bermuda Run Country Club, 324 Bermuda Run Drive, Bermuda Run, NC 27006, and any adjournment. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE